                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) of The
                        Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                TRIAD PARK, LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          membership interests, no par value
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          17,695,965 shares
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          $1.32 per share purchased ($23,358,673)
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          $23,358,673
          ---------------------------------------------------------------------
     (5)  Total fee paid:

          $4,672
          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          $4,672
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          Schedule 13E-3
          ---------------------------------------------------------------------
     (3)  Filing Party:

          Joint-Triad Park, LLC, TPL Acquisition, LLC, and Richard C. Blum
          & Associates, LP
          ---------------------------------------------------------------------
     (4)  Date Filed:

          October 14, 1997
          ---------------------------------------------------------------------

                                TRIAD PARK, LLC
                                3055 TRIAD DRIVE
                              LIVERMORE, CA 94550


                                                               DECEMBER   , 1997


DEAR SHAREHOLDER:


     You are cordially invited to attend a special meeting of shareholders of Triad Park, LLC (the "Company") to be held at the offices of the Company, 3055
Triad Drive, Livermore, California, on             , January   , 1998 at 9:00
a.m. local time (the "Special Meeting"). A Notice of the Special Meeting, a Proxy Statement, related information about the Company and a proxy card are enclosed. All holders of the Company's outstanding membership interests (the
"Shares") as of December   , 1997 are entitled to notice of and to vote at the
Special Meeting.



     At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve an Agreement of Merger, dated September 9, 1997 (the "Merger Agreement"), by and among the Company, Richard C. Blum & Associates, LP, a California limited partnership ("RCBA"), and TPL Acquisition, LLC, a Delaware limited liability company whose sole and managing member is RCBA (the "Acquisition LLC"), pursuant to which the Acquisition LLC will be merged into the Company (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, each outstanding Share will be converted into the right to receive $1.32 in cash. Approval of the Merger requires the affirmative vote of the holders of a majority of the voting power of all outstanding Shares. Details of the proposed Merger and other important information are set forth in the accompanying Proxy Statement, which you are urged to read carefully.


     YOUR ADVISORY BOARD HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card.

     Thank you for your interest and participation.

                                          Sincerely,

                                          James R. Porter
                                          Vice President, 3055 Management Corp.,
                                          Manager of the Company

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TRIAD PARK, LLC
                                3055 TRIAD DRIVE
                          LIVERMORE, CALIFORNIA 94550
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                 TO BE HELD ON             , JANUARY    , 1998

                            ------------------------

To Shareholders of Triad Park, LLC:


     The Advisory Board has called a special meeting of the shareholders of Triad Park, LLC, a Delaware limited liability company (the "Company"), to be held at the offices of the Company, 3055 Triad Drive, Livermore, California, on
            , January   , 1998 at 9:00 a.m. local time, including any
adjournments or postponements (the "Special Meeting"), to consider and act upon the following matters:



          1. To consider and vote upon a proposal to approve an Agreement of Merger, dated September 9, 1997 (the "Merger Agreement"), among the Company, Richard C. Blum & Associates, LP, a California limited partnership ("RCBA"), and TPL Acquisition, LLC, a Delaware limited liability company and whose sole and managing member is RCBA (the "Acquisition LLC"), pursuant to which, among other things, (i) the Acquisition LLC will be merged into the Company (the "Merger"), and (ii) each outstanding membership interest of the Company (the "Shares") will be converted into the right to receive $1.32 in cash (the "Merger Consideration"). A copy of the Merger Agreement is attached as Exhibit A to the accompanying Proxy Statement.



          2. To consider and vote upon a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.



          3. To transact such other business as may properly come before the Special Meeting.



     Only holders of record of the Shares at the close of business on December
  , 1997 are entitled to notice of and to vote at the Special Meeting. RCBA, which beneficially holds 1,998,158 Shares (representing approximately 10.1% of the voting power of the Shares) has notified the Company that it intends to vote its Shares in favor of the Merger.

     No appraisal or dissenters' rights are provided for the Company shareholders under applicable law, nor will the Company or RCBA be voluntarily providing appraisal rights to the Company shareholders who object to the transactions contemplated by the Merger Agreement. Therefore, if the Merger is approved, shareholders who voted against the Merger will be required to accept the Merger Consideration in exchange for their interests in the Company. See "RIGHTS OF DISSENTING SHAREHOLDERS."

     Your attention is directed to the Proxy Statement and its Exhibits and the other materials relating to the Company that have been included in this mailing for more complete information regarding the Merger Agreement and the Company. THE ADVISORY BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

                                          By Order of the Advisory Board

                                          James R. Porter
                                          Vice President, 3055 Management Corp.,
                                          Manager of the Company
Livermore, California

December   , 1997


     YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                TRIAD PARK, LLC
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS

                 TO BE HELD ON             , JANUARY    , 1998

                            ------------------------


     This Proxy Statement is being furnished to the shareholders of Triad Park, LLC, a Delaware limited liability company (the "Company"), in connection with the solicitation by the Advisory Board of the Company of proxies to be voted at a special meeting of shareholders of the Company to be held at the offices of
the Company, 3055 Triad Park, Livermore, California, on           , January   ,
1998 at 9:00 a.m. local time, including any adjournments or postponements (the "Special Meeting"). At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve an Agreement of Merger, dated September 9, 1997 (the "Merger Agreement"), among the Company, Richard C. Blum & Associates, LP, a California limited partnership ("RCBA"), and TPL Acquisition, LLC, a Delaware limited liability company whose sole and managing member is RCBA (the "Acquisition LLC"), pursuant to which, among other things, (i) the Acquisition LLC will be merged into the Company (the "Merger"), with the result that the Company will become an affiliate of RCBA, and (ii) each outstanding membership interest of the Company (the "Shares"), will be converted into the right to receive $1.32 in cash. See "The Merger Agreement -- Consideration To Be Received by Shareholders."



     This Proxy Statement is accompanied by a copy of the Company's financial statements for recent years. These materials are specifically incorporated by reference in this Proxy Statement and are included to aid shareholders in their consideration of the Merger.



     Only holders of record of the Shares at the close of business on December , 1997 are entitled to notice of and to vote at the Special Meeting. This
Proxy Statement is first being sent to shareholders on or about December   ,
1997.

                            ------------------------

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................    1
  Date, Time and Place of Special Meeting.............................................    1
  Record Date; Shareholders Entitled to Vote; Quorum..................................    1
  Purpose of the Meeting..............................................................    1
  The Merger..........................................................................    1
  Effective Time of the Merger........................................................    2
  Voting of Shares Owned by RCBA......................................................    2
  Special Factors.....................................................................    2
  Payment for Shares..................................................................    3
  Dissenters' Rights..................................................................    3
  Regulatory Approvals................................................................    3
  The Company.........................................................................    3
  RCBA................................................................................    3

  The Acquisition LLC.................................................................    3

  Market Price and Dividend Data......................................................    4
THE COMPANY...........................................................................    5
  History.............................................................................    5
  Business of the Company.............................................................    5
  Properties of the Company...........................................................    5
THE SPECIAL MEETING...................................................................    8
  General.............................................................................    8
  Proposal to be Considered at the Special Meeting....................................    8
  Record Date; Shareholder Approval...................................................    8
  Proxies.............................................................................    8
SPECIAL FACTORS.......................................................................    9
  Background of the Merger............................................................    9

  Purpose and Structure of the Merger.................................................   13
  Recommendation of the Company's Advisory Board......................................   13
  Sedway Report.......................................................................   15
  Perspective of RCBA on the Merger...................................................   16
  Plans for the Company After the Merger..............................................   16
  Certain Effects of the Merger.......................................................   17
  Relationship Between the Company and RCBA...........................................   17
  Interests of Certain Persons in the Merger..........................................   17
  Sources and Uses of Funds...........................................................   18
  Certain Federal Income Tax Consequences.............................................   18
  Redemptions of Shares...............................................................   20
  Regulatory Approvals................................................................   20
THE MERGER AGREEMENT..................................................................   21
  General.............................................................................   21
  Effective Time......................................................................   21
  Consideration To Be Received by Shareholders........................................   21
  Payment for Shares..................................................................   21
  Operations of the Company Prior to the Merger.......................................   22
  Conditions to Consummation of the Merger............................................   22
  Termination.........................................................................   23


                                                                                        PAGE
                                                                                        ----

  Termination Fee.....................................................................   24
  Accounting Treatment................................................................   24
RIGHTS OF DISSENTING SHAREHOLDERS.....................................................   24
SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS...........................   25
  Share Ownership.....................................................................   25
  Transactions by Certain Persons in the Shares.......................................   26
MANAGEMENT OF THE COMPANY, RCBA AND THE ACQUISITION LLC...............................   27
  The Company.........................................................................   27
  RCBA and Affiliates.................................................................   27
  The Acquisition LLC.................................................................   28
  Certain Proceedings.................................................................   31
SHAREHOLDER PROPOSALS.................................................................   32
INDEPENDENT PUBLIC ACCOUNTANTS........................................................   32
INFORMATION INCORPORATED BY REFERENCE.................................................   32
AVAILABLE INFORMATION.................................................................   32
ADDITIONAL INFORMATION................................................................   32

EXHIBIT A -- Agreement of Merger......................................................  A-1

EXHIBIT B -- Financial Statements.....................................................  B-1


                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement, in the materials accompanying this Proxy Statement, in the Exhibits and in the documents incorporated by reference. Shareholders are urged to review the entire Proxy Statement and accompanying materials carefully.

DATE, TIME AND PLACE OF SPECIAL MEETING


     A Special Meeting of Shareholders of Triad Park, LLC will be held on      ,
January   , 1998 at 9:00 a.m. local time at the offices of the Company, 3055
Triad Drive, Livermore, California.


RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM


     Only holders of record of the Company's membership interests (the "Shares")
at the close of business on December   , 1997 (the "Record Date") are entitled
to notice of and to vote at the Special Meeting. On that date, there were approximately 19,708,123 Shares outstanding, held of record by approximately 1,358 shareholders. Each holder of Shares is entitled to one vote per Share on the matters to be voted upon at the Special Meeting. See "THE SPECIAL
MEETING -- Record Date; Shareholder Approval." The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the voting power of the outstanding Shares is necessary to constitute a quorum at the Special Meeting.


PURPOSE OF THE MEETING

     At the Special Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement. See "THE SPECIAL MEETING -- Proposal To Be Considered at the Special Meeting." The Merger Agreement provides for the merger of the Acquisition LLC into the Company.

THE MERGER


     Pursuant to the Merger Agreement, the Acquisition LLC will merge into the Company, with the result that the Company, as the surviving company (the "Surviving Company"), will become an affiliate of RCBA. All of the Company's liabilities, including contingent, environmental, tax and any other liabilities, will become liabilities of the Surviving Company by operation of law. There are no contractual arrangements which would cause the shareholders to have post-closing exposure to these liabilities. See "THE MERGER
AGREEMENT -- General." Each outstanding Share will be converted into the right to receive from the Acquisition LLC or RCBA $1.32 in cash, without interest (the "Merger Consideration"). See "THE MERGER AGREEMENT -- Consideration To Be Received by Shareholders." After the Merger, RCBA will own all of the outstanding membership interests of the Surviving Company. The Shares will no longer be traded on the open market and the registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. See "SPECIAL FACTORS -- Certain Effects of the Merger."


     Approval of the Merger requires the affirmative vote of the holders of a majority of the voting power of all outstanding Shares. See "THE SPECIAL MEETING -- Record Date; Shareholder Approval."

     The Merger is subject to various closing conditions and the absence of any event that would have a material adverse effect on the assets, properties, liabilities, obligations, financial condition, results of operations or business of the Company. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

     The Merger Agreement may, under specified circumstances, be terminated and the Merger abandoned at any time prior to the filing of a Certificate of Merger with the Delaware Secretary of State, notwithstanding approval of the Merger Agreement by the shareholders of the Company. The Merger Agreement requires the Company to pay the Acquisition LLC a termination fee of $1.3 million if the Merger is not consummated and if (i) the Merger Agreement shall not have been submitted for approval and adoption by the Company shareholders at a shareholder meeting prior to January 31, 1998 (unless the meeting is held later solely due to delays in obtaining approval of this proxy statement by the Securities and Exchange Commission (the "Commission")), (ii) the Advisory Board of the Company recommends to the Company's shareholders a third party proposal regarding a merger, consolidation, sale of assets, sale of securities or similar transaction (an "Acquisition Proposal"), or (iii) the Company enters into an agreement with a third party regarding an Acquisition Proposal. See "THE MERGER AGREEMENT -- Termination" and "-- Termination Fee."

EFFECTIVE TIME OF THE MERGER

     Unless otherwise agreed by the parties to the Merger Agreement or otherwise provided by law, the Merger will become effective upon the acceptance for recording of the Certificate of Merger by the Delaware Secretary of State (the "Effective Time"). Subject to approval of the Merger at the Special Meeting and the satisfaction or waiver of the terms and conditions in the Merger Agreement, the Effective Time is expected to occur as soon as practicable after the Special Meeting. See "THE MERGER AGREEMENT -- Effective Time."

VOTING OF SHARES OWNED BY RCBA

     The General Partner of RCBA, which beneficially holds 1,998,158 Shares (representing approximately 10.1% of the outstanding Shares), has approved the Merger and has notified the Company that it intends to vote its Shares in favor of the Merger. Because RCBA is entitled to vote substantially less than 50.0% of the voting power of the outstanding Shares, approval of the Merger is not assured as a result of the voting power held by RCBA. See "THE SPECIAL
MEETING -- Record Date; Shareholder Approval."

SPECIAL FACTORS

     In determining whether to vote in favor of the Merger, shareholders of the Company should consider the following special factors, as well as the other factors discussed elsewhere in this Proxy Statement under the caption "SPECIAL FACTORS":

     PURPOSE AND STRUCTURE OF THE MERGER. The purpose of the Merger is to effect the sale of the Company to RCBA in a transaction that will provide the Company shareholders cash for their Shares at a price that the Advisory Board of the Company believes to be fair. The Advisory Board believes the Merger is the most effective means of achieving the purpose of liquidating the shareholders' investment in a reasonable time at a reasonable price. See "SPECIAL
FACTORS -- Purpose and Structure of the Merger."

     RECOMMENDATION OF THE COMPANY'S ADVISORY BOARD. The Advisory Board of the Company has determined that the Merger is fair from a financial point of view to and in the best interests of the Company's shareholders (other than RCBA). The Advisory Board has approved the Merger Agreement and recommends that the Company's shareholders vote in favor of the proposal to approve and adopt the Merger Agreement. See "SPECIAL FACTORS--Recommendation of the Company's Advisory Board."

     SEDWAY REPORT. On July 22, 1997, Sedway Group, a real estate and urban economics firm ("Sedway Group") delivered a written report to the Company's Advisory Board recommending a disposition strategy for maximization of the Company's real estate assets. Sedway Group's report forecasted proceeds of $25.6 million if its disposition strategy was followed. See "SPECIAL FACTORS -- Sedway Report."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. In considering the recommendation of the Advisory Board of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain officers and Advisory Board members of the Company have interests in connection with the consummation of the Merger that may conflict with the interests of the Company's shareholders. See "SPECIAL
FACTORS -- Interests of Certain Persons in the Merger."

     FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, the Merger will be treated as a taxable sale or exchange of Shares for cash by each holder of the Shares. The amount of gain or loss to be recognized by each shareholder will be measured by the difference between the amount of cash received by such shareholder in connection with the Merger plus such shareholder's share of the Company's liabilities less such shareholder's tax basis in the Shares at the Effective Time. See "SPECIAL FACTORS -- Certain Federal Income Tax Consequences."

PAYMENT FOR SHARES

     As promptly as possible after the Effective Time, instructions will be furnished to holders of Shares regarding procedures to be followed to surrender their certificates and receive payment for their Shares. See "THE MERGER AGREEMENT -- Payment for Shares."

DISSENTERS' RIGHTS

     No appraisal or dissenters' rights are provided for the Company shareholders under the Delaware limited liability company act or under the Company's limited liability company agreement, nor will the Company or RCBA be voluntarily providing appraisal rights to the Company shareholders who object to the transactions contemplated by the Merger Agreement. Therefore, if the Merger is approved, shareholders who voted against the Merger will be required to accept the Merger Consideration in exchange for their interests in the Company. See "RIGHTS OF DISSENTING SHAREHOLDERS."

REGULATORY APPROVALS

     Although no particular regulatory approval is required in connection with the proposed Merger, state Attorneys General and private parties may bring legal actions under the federal or state antitrust laws under certain circumstances. See "SPECIAL FACTORS -- Regulatory Approvals."

THE COMPANY

     The Company was formed on February 10, 1997. The Company's manager is 3055 Management Corp., a California corporation ("Management Corp."). The Company's primary assets consist of three buildings and improvements (comprising 220,000 square feet) situated on approximately 15 acres of land in Triad Park, Livermore, California (the "Headquarters") and 303 acres of undeveloped land located in Triad Park (the "Land", the Land and the Headquarters, collectively the "Property"). The Company was formed to liquidate its investment in the Property. In the absence of any liquidation, the Company's principal business has been to own, operate, improve and maintain the Property.

     The principal executive office of the Company is located at 3055 Triad Drive, Livermore, California 94550, and the Company's telephone number is (510) 449-0606.

RCBA

     RCBA is a California limited partnership whose principal business is acting as general partner for investment partnerships and providing investment advisory and financial consulting services. RCBA is a registered investment adviser with the Commission. The sole general partner of RCBA is Richard C. Blum & Associates, Inc., a California corporation ("RCBA Inc."). RCBA Inc. is in turn controlled, for purposes of the federal securities laws, by Richard C. Blum, the Chairman and a substantial shareholder of RCBA Inc.

     The principal executive office of RCBA is located at 909 Montgomery Street, Suite 400, San Francisco, California 94133, and its telephone number is (415) 434-1111.


THE ACQUISITION LLC



     The Acquisition LLC is a Delaware limited liability company. Although no definitive plans have been made, it is expected that the Acquisition LLC will be jointly controlled by RCBA and Westmark Realty Advisors L.L.C. ("Westmark"), an indirect wholly-owned subsidiary of CB Commercial Real Estate Services Group, Inc. ("CBC").



     The principal executive office of the Acquisition LLC is located at 909 Montgomery Street, Suite 400, San Francisco, California 94133, and its telephone number is (415) 434-1111.

MARKET PRICE AND DIVIDEND DATA

     The Shares are publicly traded, although the Shares are not registered for trading on any exchange. The Company is aware that bid and ask prices have been quoted over the Internet under the symbol "TDPK." The following table sets forth the range of high and low bid quotations per Share as quoted on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                                       BID QUOTATIONS
                                                                       ---------------
                                                                       HIGH       LOW
                                                                       -----     -----
        1997
          Third Quarter (July 31 through September 30)...............  $1.26     $0.75

          Fourth Quarter (through December 8)........................  $1.30     $1.26



     On August 13, 1997, the last full day of trading prior to the filing of the RCBA Schedule 13D (as defined herein) which disclosed RCBA's interest in acquiring the Company, such reported high and low bid quotations per Share was
$0.75 in both cases. On December   , 1997, the last full day of trading prior to
the printing of this Proxy Statement, the reported high and low bid quotations
per Share were $          and $          , respectively. SHAREHOLDERS ARE URGED
TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES.


     The Company has never paid a cash distribution on the Shares and does not anticipate paying any such distribution in the foreseeable future.

                                  THE COMPANY

HISTORY

     Prior to the Company's formation, the real estate assets now owned by the Company were owned by Triad Systems Corporation, a Delaware corporation ("Triad") and its wholly-owned subsidiary, 3055 Triad Dr. Corp., a California corporation ("3055 Triad Dr. Corp."). 3055 Triad Dr. Corp. was the owner of the Headquarters as well as a certain portion of the Land, and Triad was the owner of the remainder of the Land.

     On October 23, 1996, Cooperative Computing, Inc., a Texas corporation ("CCI"), through a wholly owned subsidiary, commenced a tender offer (the "Offer") to purchase all of the outstanding shares of common stock of Triad. The Offer contemplated that, among other things, certain real property assets of Triad and 3055 Triad Dr. Corp. would be spun off to the shareholders of Triad in a dividend to be declared prior to the consummation of the Offer. The dividend was declared on February 26, 1997.

     The Company was organized under the laws of the State of Delaware as a limited liability company on February 10, 1997 as a spin-off of Triad. At the time of the formation of the Company, 3055 Triad Dr. Corp., the owner of the Headquarters, was merged with and into Triad, with Triad being the surviving corporation. On February 27, 1997, the Offer was consummated, CCI merged with Triad, and Triad became known as Cooperative Computing, Inc., a Delaware corporation, aka CCI/Triad ("CCI/Triad").

BUSINESS OF THE COMPANY


     The Company's Shares are owned 99% by the former shareholders of Triad and 1% by Management Corp. The Management Corp. is the exclusive operator of the Company's business except that certain actions require the approval of its Advisory Board (the "Advisory Board"). The Advisory Board was responsible for considering, reviewing and analyzing the Merger Agreement and the other competing offers. The members of the Company's Advisory Board are Stanley F. Marquis, James R. Porter, William W. Stevens and Martin W. Inderbitzen. Information regarding each member may be found under the caption "MANAGEMENT OF THE COMPANY, RCBA AND THE ACQUISITION LLC -- The Company."


     The Company's main objective is to liquidate its investment in the Property. In the meantime, the Company will own, operate, improve and maintain the Property. The Company may enter into joint ventures with third parties for the purpose of disposing of the Property if the Advisory Board determines that such arrangements are appropriate to the purposes of the Company.

     There can be no assurance that the Company will be successful in its efforts to dispose of the Property or that the Company will realize a profit from its activities. The Company will be subject to all of the market forces which impact the ownership and operation of real property, including market supply and demand, interest rates, local, regional and national economic conditions, local land use policies and restrictions, construction costs, competition from other sellers and landlords, and the effects of inflation. The Company is unable to predict the amount of time it will take to completely dispose of the Property and wind up the Company.

PROPERTIES OF THE COMPANY

     Pursuant to that certain Real Estate Distribution Agreement dated as of February 26, 1997 between Triad, 3055 Triad Dr. Corp., Management Corp. and the Company (the "Distribution Agreement"), Triad contributed to the Company certain of its real estate assets located in Livermore, California, consisting primarily of the Headquarters, subject to the existing first deed of trust, and the Land, subject to existing assessment bonds, and the right to certain refunds for infrastructure expenditures from the City of Livermore (the "Contribution").

     In conjunction with the Contribution, the Company agreed in the Distribution Agreement to indemnify CCI/Triad against any claims relating to "Environmental Costs and Liabilities" associated with the Land or the Headquarters prior to the Contribution. These "Environmental Costs and Liabilities" include all costs, liabilities, losses, claims and expenses arising from or under any "environmental law." The term "environmen-tal law" is defined to include any applicable law regulating or prohibiting releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, among other law, the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act (RCRA), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, and the Occupational Safety and Health Act, and any applicable state or local statutes.

     Subject to certain limitations, the Company also agreed in the Distribution Agreement to indemnify CCI/Triad against certain taxes arising from, or relating to, among other things, any sale of the Property after October 17, 1996, the Company, the formation of the Company, the transfer by Triad or any affiliate of Triad of the Property to the Company, the assumption or refinancing of any liabilities with respect to the Property and the sale, exchange or distribution of interests in the Company by CCI/Triad.


     As of September 30, 1997, the Property consisted of approximately 303 acres of unimproved land and the 220,000 (approximate) square feet of office contained in three separate buildings situated on 15 acres of land occupied by CCI/Triad. The Property is located on the north side of Interstate 580 in the City of Livermore, California. The City of Livermore is located approximately 40 miles southeast of San Francisco.


     All of the buildings are of concrete tilt-up construction and were built in 1987. Building G is a two story office building containing approximately 70,986 square feet. Building K is a 74,064 square foot single story research and development building and Building F is a single story industrial flex building of 74,768 square feet. The office build-out in Buildings K and F is 90 percent and 40 percent, respectively. The Company's management believes that the Headquarters is adequately insured. There are 689 parking spaces associated with the Headquarters. The parking area is landscaped and the areas between the buildings are improved as open courtyards, fenced with iron gates for controlled access. Although the buildings were primarily designed for owner-occupancy, they were also designed to be flexible to allow multi-tenant occupancy.

     The 303 acres of vacant land is divided into land use categories of residential, industrial/office flex, retail and open space. The residential portion consists of three lots comprising approximately 28.1 useable acres. The industrial/office flex portion is divided into eight lots and contains approximately 114.6 acres. The retail/commercial portion is divided into ten lots and contains approximately 35.9 useable acres. The total useable area for these lots is approximately 141 acres. In addition, there are two lots, one of approximately 112 acres designated for open space or agricultural use and one lot of 4.54 acres dedicated for transportation improvements. Finally, approximately 7.8 acres are to be developed as public roadways. Approximately half the required offsite improvements are in place, funded through a combination of assessment bonds and community facility bonds. The construction of the remaining offsite improvements are expected to be funded through additional community facility bonds, as further described below in the final paragraph of this section. Several of the vacant land sites are in escrow and most of the remaining sites are subject to a first right of refusal contract.

     Two residential lots, comprising 19.4 acres, are in escrow to be sold to a single purchaser for a total price of $2,900,000 plus current assessments and up to approximately $1,500,000 of future assessments on these lots and an adjacent lot. This transaction is subject to the satisfaction of several material conditions, and the closing is not assured.

     One 19.3 acre lot is subject to a seven day right of first offer held by Lincoln Property Co., starting at $3.99 per square foot and increasing 5% per year, plus assessments. In addition, Lincoln Property Co. has the right of first offer on 8 lots plus the above mentioned lot. Finally, a previous purchaser of a lot holds a three year option, commencing September 1996, on 3.4 to 6 acres of land adjacent to the lot it owns. The option price is $3.60 per square foot plus assessments for two years, increasing to $5.50 for the third year.


     Since September 30, 1997 the Company has concluded a sale to Marina Square Partners, a partnership sponsored by the unaffiliated developer Reynolds & Brown, of a five acre parcel of the property planned for industrial/office flex development for approximately $781,000 plus the buyer's agreement to pay approximately $43,000 towards the cost of developing a roadway to the property. This equates to a price per square foot of approximately $3.78. In addition, the Company has entered into a contract with Lincoln Property

Company to sell Lincoln a 5.56 acre parcel of the property planned for industrial/office flex for $889,000 plus a contribution to roadway construction of approximately $72,000. This transaction is scheduled to close on December 9, 1997 and equates to a price per square foot of $3.97.

     The Property is partially improved with infrastructure improvements, including curbs, gutters, storm drains and typical utilities. A community facilities bond issue was completed on March 24, 1997, the proceeds of which funded the reimbursement to the Company of $1,485,000 for completed infrastructure, created a $600,000 security fund for future infrastructure obligations, and will fund $3,700,000 for in-progress infrastructure improvements. In addition, there are $7,000,000 of new bonds which are planned to be sold in the future to fund the remaining improvements required for completion of Triad Park. The current cost estimates for the required improvements indicate that the community facilities bond funding limits should be adequate to cover the expenses of the remaining items of improvement. However, design and engineering is not complete and there is a significant possibility that the actual cost of the improvements may be greater than estimated and may exceed the bond funding limit. Any shortfall in the bond funding will be borne by the Company or by purchasers of lots, which may have an adverse impact on the value of the Land. The remaining required improvements are scheduled to be completed by 2000.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Advisory Board of the Company for a Special Meeting of
Shareholders to be held on January   , 1998 at 9:00 a.m. local time at the
offices of the Company, 3055 Triad Drive, Livermore, California, and as may be adjourned to a later date. Shares represented by properly executed proxies received by the Company will be voted at the Special Meeting in accordance with the terms of the proxies, unless the proxies are revoked. See "-- Proxies" below.



PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING


     At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, the Acquisition LLC will merge with and into the Company, the separate corporate existence of the Acquisition LLC will cease, and the Company will be the Surviving Company. At the Effective Time, each outstanding Share will be converted into the right to receive $1.32 in cash. A copy of the Merger Agreement is attached as Exhibit A to this Proxy Statement.


     In addition to approval of the Merger Agreement and the Merger, shareholders of the Company will consider and vote upon a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. It is not anticipated that any other matters will be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that the holders of Proxies will vote upon them in their discretion, unless that authority is withheld in the Proxy.


RECORD DATE; SHAREHOLDER APPROVAL


     Only holders of record of the Shares at the close of business on December
  , 1997 are entitled to notice of and to vote at the Special Meeting. On that date, there were 19,708,123 Shares outstanding, which were held of record by approximately 1,358 shareholders. Each Share entitles its holder to one vote concerning all matters properly coming before the Special Meeting. A majority of the voting power of the Shares entitled to vote, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes (i.e. Shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on those matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum and will have the same effect as a vote against the approval of the Merger. The Merger must be approved by the holders of at least a majority of the voting power of all outstanding Shares. RCBA, which beneficially owns 1,998,158 Shares (representing approximately 10.1% of the voting power of the Shares), has notified the Company that it intends to vote its Shares in favor of the Merger. Because RCBA is entitled to vote substantially less than 50.0% of the voting power of all outstanding Shares, approval of the Merger is not assured as a result of the voting power held by RCBA.


     Although they have not specifically agreed to do so, the Company believes that each of the Advisory Board members and executive officers of the Company will vote the Shares with respect to which he has voting power in favor of the Merger. Such Shares represent less than 8% of the Shares entitled to vote at the Special Meeting. See "SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS."

PROXIES


     Any Company shareholder entitled to vote at the Special Meeting may vote either in person or by duly authorized proxy. All Shares represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. IF NO INSTRUCTIONS ARE INDICATED, THE PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, FOR THE PROPOSAL TO ADJOURN

THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING.


     A shareholder may revoke his or her proxy at any time prior to its use by delivering to the President of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

     Expenses in connection with the solicitation of proxies will be paid by RCBA or the Acquisition LLC. Upon request, RCBA or the Acquisition LLC will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of the Shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by officers and regular employees of the Company.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     HISTORY OF RELATIONSHIP BETWEEN THE COMPANY AND RCBA. The Company was formed in 1997 as a spin-off of Triad. RCBA's President and Chairman, Richard C. Blum ("Mr. Blum"), was a director of Triad from August 3, 1992 until February 26, 1997, when Triad was acquired by CCI as part of CCI's successful tender offer for all outstanding shares of Triad common stock.

     When Management Corp. was formed in February, 1997, all of the outstanding stock was issued in equal amounts to Mr. Blum, William W. Stevens ("Mr. Stevens") and James R. Porter ("Mr. Porter"), three former directors of Triad. Mr. Blum was also a vice president and director of Management Corp. On August 8, 1997, Mr. Blum resigned from the Board of Directors and also resigned as vice president of Management Corp. On September 5, 1997, Mr. Blum assigned his shares in Management Corp. over to Mr. Stevens and Mr. Porter. Mr. Blum was never a member of the Advisory Board.

     REAL ESTATE LISTING AGENT. On June 1, 1997, the Company engaged the real estate firm of Grubb & Ellis, the same real estate firm that had been previously engaged by Triad to represent it in certain real estate matters, to act as its exclusive listing agent in connection with the potential sale of the Property. From time to time, representatives of Grubb & Ellis have had discussions with senior management of the Company and the Company's Advisory Board concerning the Company's potential strategic alternatives with respect to the sale of the Property. Such discussions have been general in nature and did not result in any formal actions by the Company's Advisory Board.

     DISCUSSIONS WITH THIRD PARTIES. In addition to the negotiations with RCBA discussed below, the Company has had discussions with several other parties as described below.

     CONTACTS AND NEGOTIATIONS WITH EVEREST FINANCIAL. On August 28, 1997, Everest Financial, Inc. ("Everest"), in a letter to the Company, set forth the terms and conditions upon which it would be willing to acquire the Company. In the letter, Everest indicated that it was willing to undertake a tender offer for all of the Company's outstanding Shares at a price of $0.91 per Share (an aggregate purcase price of less than $18,000,000), subject to due diligence and other contingencies.

     CONTACTS AND NEGOTIATIONS WITH T.V.O.B. GENERAL PARTNERSHIP. On August 25, 1997, Jeffrey S. Kendall ("Mr. Kendall"), General Partner of T.V.O.B. General Partnership ("TVOB"), met with Stanley F. Marquis, a member of the Company's Advisory Board ("Mr. Marquis"), in a meeting initiated by Mr. Kendall, to discuss the general terms of a proposal whereby TVOB would acquire all of the Company's outstanding Shares. On August 26, 1997, TVOB, in a letter to the Company, indicated it would be willing to acquire the Company for a total price of $25,500,000.

     On August 29, 1997, Larry D. McReynolds, President of the Company ("Mr. McReynolds") and Mr. Marquis met with Mr. Kendall and Joseph A. Duffel ("Mr. Duffel"), General Partner of TVOB. The parties discussed general due diligence issues and certain contingent liabilities of the Company. Mr. Marquis informed the TVOB representatives that their offer was lower than another offer previously received by the Company. In the course of the meeting, TVOB increased its offer for the Company to $26,500,000.

     On the morning of September 5, 1997, Mr. Kendall telephoned Mr. Marquis and verbally indicated that TVOB would be increasing its offer price to $27,000,000. On the afternoon of September 5, 1997, Mr. Duffel, in a letter delivered via facsimile to Mr. Marquis, changed TVOB's offer price to $26,900,000. In addition, Mr. Duffel proposed an alternative transaction structure in which the Company would join TVOB in a joint venture regarding the development of the Property. This proposal called for the Company to receive $1 million in cash at closing, with a $25.9 million wrap around mortgage on all of the Property. The Company would receive 10% imputed interest on $25.9 million, TVOB would liquidate the Property over three years, and all profits would be split evenly between TVOB and the Company.

     During all of the discussions with TVOB, TVOB never indicated whether it was willing to assume all of the contingent liabilities of the Company.

     On September 10, 1997, Mr. Marquis telephoned Mr. Duffel to inform him of the Advisory Board's decision to approve the Merger Agreement.

     CONTACTS AND NEGOTIATIONS WITH LINCOLN PROPERTY COMPANY. On September 5, 1997, Lincoln Property Company ("Lincoln"), in a letter to Mr. Marquis delivered via facsimile, indicated that it would be willing to purchase the assets of the Company for an aggregate purchase price of $30,000,000. The letter indicated that Lincoln would assume the bond assessments, but was silent as to the assumption of the Company's liabilities. Mr. Marquis telephoned Steven N. Dunn, Vice President of Lincoln ("Mr. Dunn"), to clarify Lincoln's position with respect to the Company's liabilities. Mr. Dunn told Mr. Marquis that the Lincoln offer contemplated that Lincoln would not assume any of the Company's liabilities, contingent or otherwise. In light of this clarification by Mr. Dunn, Mr. Marquis calculated that the aggregate value of Lincoln's offer to the Company's shareholders, after paying off the existing mortgage and before any real estate or transactions costs, was approximately $21,000,000.

     CONTACTS AND NEGOTIATIONS WITH GRIGGS RESOURCE GROUP. On September 8, 1997, shortly before a special meeting of the Advisory Board, Griggs Resource Group, on behalf of PeopleSoft, Inc., sent a letter to the Company that indicated PeopleSoft was willing to purchase all of the Company's remaining assets for an aggregate purchase price of $36,000,000, subject to (a) changes being made in the Company's lease with CCI/Triad (over which the Company had no control) and
(b) a due diligence period of up to 60 days after the execution of a definitive agreement. Under the terms of this offer, PeopleSoft would not be assuming the existing mortgage. Thus, after deducting the existing mortgage and applicable commissions, the net realizable value of the PeopleSoft offer was approximately $26,000,000. However, PeopleSoft did not contemplate the assumption of the Company's contingent liabilities. The letter also indicated that PeopleSoft would be willing to consider a merger or tender offer structure.

     On September 10, 1997, Mr. Marquis telephoned Brian Griggs ("Mr. Griggs") of Griggs Resource Group to inform him of the Board's decision to approve the Merger Agreement.

     On September 12, 1997, Mr. Griggs, in a letter to Mr. Marquis, reiterated PeopleSoft's interest in acquiring the Company in an all-cash merger transaction. Subsequent to that date, Mr. Griggs has had several conversations with members of the Company's management regarding certain liabilities of the Company.

     On October 2, 1997, Mr. Marquis and McReynolds met with Mr. Griggs and Deborah J. Oxendine, Director of Real Estate and Administrative Services for PeopleSoft ("Ms. Oxendine"), in a meeting initiated by Mr. Griggs, to discuss the terms of PeopleSoft's offer. During the meeting, Ms. Oxendine reiterated PeopleSoft's interest in acquiring the Company and inquired as to what type of offer would be necessary to merit the Advisory Board's consideration. Mr. Marquis informed Ms. Oxendine and Mr. Griggs that any offer at this point would have to be higher than the sum of RCBA's offer plus the $1.3 million termination fee that the Company would be required to pay to RCBA in the event that the Advisory Board approved an alternative offer.

     On October 6, 1997, Mr. McReynolds telephoned Mr. Griggs. During the conversation, Mr. Griggs informed Mr. McReynolds that PeopleSoft had entered into an exclusive negotiations agreement with Alameda County and the City of Dublin with the intent of purchasing property in the City of Dublin (approximately four miles west of Triad Park). Mr. Griggs indicated that PeopleSoft would not be continuing further discussions with the Company at this time.

     CONTACTS AND NEGOTIATIONS WITH RCBA. On August 8, 1997, in a letter from Mr. Blum to Mr. Porter, a member of the Company's Advisory Board, RCBA advised the Company that it was working on an offer to purchase all of the assets or membership interests of the Company, and that it expected to submit a more detailed offer to the Company within a week.

     On August 11, 1997, RCBA, in a letter from Mr. Blum to Mr. Porter, submitted a written proposal to the Company which indicated the material terms and conditions upon which RCBA would be willing to proceed in an acquisition of all of the assets or stock of the Company. In this letter, RCBA indicated it would be willing to purchase all of the outstanding Shares at a price of $1.20 per Share, inclusive of the debt on the Property.

     On August 12, 1997, the Company, in a letter from Mr. Porter to Mr. Blum, informed RCBA that the proposed terms were inadequate but that the Company would be interested in continuing discussions regarding a potential acquisition. In the letter, Mr. Porter pointed out that any transaction would have to contemplate RCBA assuming all of the Company's liabilities and, because of Mr. Blum's prior association with the Company as a member of the Board of Directors of Management Corp. (but not as a member of the Advisory Board), would have to include a mechanism whereby the Company could consider other offers that may be more favorable to the Company's shareholders.

     In its Schedule 13D filed with the Commission on August 14, 1997 (the "RCBA
Schedule 13D"), RCBA confirmed the above contacts between RCBA and the Company and indicated that it was considering a response to the Company's letter of August 12, 1997.

     On August 15, 1997, the Advisory Board held a telephonic board meeting at which all Advisory Board members were present. The Advisory Board reviewed RCBA's proposal of August 11, and generally discussed the manner in which the Company should proceed in negotiating the proposed transaction.

     Later that same day, RCBA, in a letter from Mr. Blum to Mr. Porter delivered via facsimile, increased its offer price to $1.30 per Share. RCBA indicated that its offer was contingent upon completion of customary due diligence, including an engineering study of the Company's properties and environmental review.

     On August 18, 1997, the Advisory Board held a telephonic board meeting at which all Advisory Board members were present to consider RCBA's latest offer. Mr. Porter was instructed to further negotiate with RCBA in an attempt to obtain a price above $1.30 per Share.

     On August 18, 1997, Mr. Porter telephoned Mr. Blum to further negotiate the price at which RCBA was willing to purchase the Shares. In the course of the conversation, Mr. Blum agreed to a price of $1.32 per Share, the equivalent of a net purchase price of $26,014,722 since RCBA agreed to assume all of the Company's actual and contingent liabilities subject to negotiation of definitive documentation and other standard conditions.

     On August 25, 1997, Murray A. Indick, Managing Director and General Counsel of RCBA ("Mr. Indick") delivered to McCutchen, Doyle, Brown & Enersen, LLP, the Company's outside legal counsel ("McCutchen"), a draft merger agreement which contemplated a transaction whereby the Acquisition LLC would acquire the outstanding Shares for $1.32 per Share in cash.

     On August 29, 1997, Mr. Indick, Robert Zerbst, Managing Director of Westmark ("Mr. Zerbst"), Rick Mariano, an employee of RCBA ("Mr. Mariano"), Mr. McReynolds, Mr. Marquis, Patrick J. Kernan, legal counsel to the Company ("Mr. Kernan") and representatives of McCutchen met in McCutchen's offices in

San Francisco, California to discuss the draft merger agreement. The parties discussed the structure of the proposed transaction and certain provisions contained in the draft merger agreement. Mr. Marquis disclosed that the Company had received two other proposals regarding the Property and suggested that perhaps a tender offer would be the best structure for the proposed transaction. Mr. Indick indicated that RCBA was committed to proceeding with the transaction under a cash-out merger format. The parties also discussed certain provisions of the lease under which CCI/Triad leases the Headquarters from the Company. During these discussions pertaining to the CCI/Triad lease, Mr. McReynolds and Mr. Kernan, both of whom are employees of CCI/Triad, excused themselves from the meeting. Mr. Indick also submitted comments to the draft merger agreement.

     On September 5, 1997 Mr. Indick, Mr. Zerbst, Mr. Mariano, Mr. McReynolds, Mr. Marquis, Mr. Kernan and representatives of McCutchen again met in McCutchen's offices. Mr. Marquis disclosed that the Company was expecting to receive additional offers for the Property. The parties then negotiated specific provisions contained in the draft merger agreement, including those related to a termination fee and payment of the Company's transaction expenses. At the end of the meeting, the parties had agreed on all provisions in the draft merger agreement.

     On September 8, 1997, at a meeting of the Company's Advisory Board that included all members in attendance (Messrs. Porter, Stevens, Marquis and Martin
W. Inderbitzen), and was also attended by Mr. Kernan, Mr. McReynolds and representatives of McCutchen, the parties discussed recent events, including a review of all proposals received by the Company to date. The Advisory Board considered the validity of each offer and the reputations of each potential acquiror, and also considered asking RCBA for a reduced termination fee in exchange for approving the draft merger agreement.

     The Advisory Board rejected Everest's offer because the offering price was far less than that offered by RCBA. The Advisory Board rejected both offers from TVOB because neither offer considered assuming all of the Company's contingent liabilities and because neither offer called for the entire purchase price to be paid up front at the time of the transaction's closing. In addition, the Advisory Board members expressed concerns about the ability of TVOB to fund the potential transaction. The Advisory Board also noted that TVOB had undertaken no due diligence.

     The Advisory Board rejected the offer from Lincoln because it was not in definitive form and because it did not contemplate assumption of the Company's current liabilities. In addition, the Lincoln offer was in the form of an asset sale and therefore did not contemplate assumption of the Company's contingent liabilities. As a result of not assuming any of the Company's liabilities, the Advisory Board concluded that the value of the Lincoln offer was significantly less than the proposal from RCBA.

     The Advisory Board rejected the offer from Griggs Resource Group because it was in preliminary form and was first submitted only minutes before the meeting. Additionally, the Advisory Board concluded that this offer did not appear to equal or exceed the value of the RCBA proposal since PeopleSoft would not be assuming the existing mortgage or the Company's contingent liabilties. Furthermore, any acquisition would be delayed for up to 60 days while PeopleSoft conducted due diligence.

     In rejecting these offers, the Advisory Board noted that any of the offerors could submit a more competitive offer at any time.

     The Advisory Board ultimately authorized Mr. Marquis and Mr. Edward S. Merrill ("Mr. Merrill") of McCutchen to contact Mr. Indick and propose that RCBA drop its request for an environmental due diligence contingency in exchange for which the Advisory Board would approve the draft merger agreement. The members of the Advisory Board concluded that a transaction in this form with RCBA offered significantly more value than the proposals from the other potential acquirors and consequently did not pursue negotiations with the other parties at that time. Mr. Marquis and Mr. Merrill telephoned Mr. Indick and advised him of the Advisory Board's proposal.

     Later in the evening on September 8, 1997, Mr. Indick telephoned Mr. Marquis and Mr. Merrill to inform them that RCBA had accepted the Advisory Board's proposal. Representatives of McCutchen and

Mr. Indick then negotiated the remainder of the minor terms of the definitive Merger Agreement, and the Merger Agreement was executed on September 9, 1997.

PURPOSE AND STRUCTURE OF THE MERGER

     The primary benefit of the Merger to the Company's shareholders is the opportunity to sell all of their Shares at a price which represents a substantial premium over trading prices in effect immediately prior to the filing of the RCBA Schedule 13D, which disclosed RCBA's interest in acquiring the Company. The structure of the transaction as a cash merger provides a cash payment at a premium price to all holders of outstanding Shares and ensures the acquisition by the Acquisition LLC of all the outstanding Shares of the Company.

     The primary reason for the Company entering into the Merger Agreement is the Advisory Board's belief that the Merger is the most effective means of achieving the purpose of liquidating the shareholders' investment in a reasonable time at a reasonable price. The Advisory Board also believes that since RCBA is willing to assume the contingent liabilities of the Company, the Merger is the most advantageous transaction for the Company's shareholders, as opposed to an asset sale. The Company is obligated to indemnify CCI/Triad for certain taxes arising from, among other things, any transfer of the Property to the Company (see "THE COMPANY -- Properties of the Company"). Due to this indemnification obligation, the Company ordinarily would not be able to make final distributions to shareholders until after CCI/Triad's audit was complete, a process that could last up to three years, not including extensions. Instead, RCBA is prepared to assume all liabilities, contingent or otherwise, of the Company in conjunction with the Merger. As a result, the Company's shareholders will receive their proceeds shortly after the consummation of the Merger without any requirement to hold back contingency reserves.

     In addition, the Company is currently obligated to undertake approximately an additional $7,000,000 in improvements on the Property. The City of Livermore has indicated that it is willing to reimburse the Company for improvements undertaken and paid for by the Company by means of bond financings. Historically, the City of Livermore has fulfilled such reimbursement commitments to Triad. However, if the City of Livermore is unsuccessful in completing a bond offering, the Company would not receive any reimbursement for such improvements. Further, there is a significant chance the cost of the improvements undertaken by the Company will exceed the amount of the bond financings and the Company would be responsible for paying any such cost overruns. Again, RCBA is prepared to assume this potential liability of the Company in conjunction with the Merger, so the Company's shareholders will receive their full proceeds shortly after the consummation of the Merger.

     The Advisory Board also believes it significant that by entering into the Merger at this time the Company avoids ongoing operating expenses such as taxes (which are currently in excess of $1 million annually) and the costs of ongoing reporting requirements, including those related to securities filings made with the Commission.

     The Advisory Board believes that the Merger is the best available opportunity to maximize shareholder value at the present time. The $1.32 per share price to be received by the shareholders represents a premium of approximately 54% over the reported average closing price of the Shares for all trades reported during the period prior to the filing of the RCBA Schedule 13D.

     RCBA's purpose and reasons for engaging in the transaction contemplated by the Merger Agreement is to obtain ownership of the Company, thereby becoming entitled to the benefits of ownership including management and investment discretion with regard to the future of the real estate assets of the Company. This includes execution of a business plan that combines strategic undeveloped lots dispositions and developments of other lots for the Company's own account or for third parties, depending on market conditions. RCBA will receive the benefits, if any, of its decisions and will also bear the risk of loss.

RECOMMENDATION OF THE COMPANY'S ADVISORY BOARD

     On September 8, 1997, the Company's Advisory Board, by unanimous vote, at a special board meeting held on that date, determined that the transactions contemplated by the Merger are fair from a financial point of view to and in the best interests of the shareholders of the Company other than (i) affiliates of the Company and (ii) RCBA and its affiliates (the "Unaffiliated Shareholders"), approved the Merger Agreement and resolved to recommend that the Company's shareholders approve the Merger Agreement.

     In determining to approve and adopt the Merger Agreement, and in determining the fairness of the terms of the Merger to the Unaffiliated Shareholders, the Advisory Board considered the following factors, each of which, in the view of the Advisory Board, supported the determination to recommend the Merger:


          (i) the going concern value of the Company (as reflected in part by its historical operating results) was projected, on a per Share basis, to be less than the $1.32 per Share being offered by RCBA due to the fact that the Company's main objective is to liquidate its investment in the Property and it will not remain a viable entity if forced to rely on its sole source of income, the lease with CCI/Triad;



          (ii) the net book value of the Company (based upon the financial statements contained in its Form 10-QSB for the quarter ended September 30,
     1997), which on a per Share basis is calculated at $1.22 per Share, less than the $1.32 per Share being offered by RCBA;



          (iii) the liquidation value of the Company (based upon the appraisal report prepared by Carneghi-Bautovich & Partners, Inc., dated November 18, 1996, as amended on February 18, 1997), which on a per Share basis is calculated at $0.72 per Share, less than the $1.32 per Share being offered by RCBA;



          (iv) the fact that, as discussed below in "-- Redemption of Shares," when the Company redeemed Shares from Mr. Porter and Mr. Stevens, the redemption price was $0.72 per Share, and that the $1.32 per Share being offered by RCBA constitutes a significant premium over the redemption price;



          (v) the historical market prices of the Company's Shares, particularly the fact that the Merger will enable the shareholders of the Company to realize a significant premium over the prices at which the Shares traded prior to the filing of the RCBA Schedule 13D;



          (vi) the conclusion contained in the Sedway Report that following a three-and-one-half year disposition strategy could result in proceeds with a net present value of $25.6 million and the fact that the Merger would result in proceeds of over $26 million (inclusive of Shares beneficially held by RCBA);



          (vii) the terms and conditions of the Merger Agreement, including the provision negotiated by the Company which allowed the Company to consider and respond to unsolicited offers after the date of the Merger Agreement; the fact that the Company may terminate the Merger Agreement in certain circumstances; the circumstances under which the termination fee is payable; and the relatively few substantive closing conditions;



          (viii) the fact that, as discussed above in "-- Purpose and Structure of the Merger," RCBA is willing to assume all contingent liabilities of the Company, including those related to tax matters and construction of improvements on the Property and those relating to the potential obligation to indemnify CCI/Triad against any claims relating to environmental costs and liabilities associated with the Land or the Headquarters prior to the Contribution (as discussed above in "THE COMPANY -- Properties of the Company");



          (ix) RCBA's positive reputation in the financial industry for its ability to fund and close transactions in which it has been involved; and



          (x) the fact that the offer from RCBA, when considered on a net basis, was higher than the offers received from the other potential acquirors and that none of the other offers considered the assumption of the Company's liabilities, contingent or otherwise.



     In considering the fairness of the Merger to Unaffiliated Shareholders, the Advisory Board gave primary consideration to factors (i) through (viii) above. It also gave consideration to factors (ix) and (x) in determining whether to approve the Merger. The Company's Advisory Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusions.

     Management Corp., with the advice and consent of the Advisory Board, determined that the transactions contemplated by the Merger are fair from a financial point of view to and in the best interests of all shareholders including the Unaffiliated Shareholders and recommends that the Company shareholders approve the Merger Agreement. In determining to approve and adopt the Merger Agreement, and in determining the fairness of the terms of the Merger to the Unaffiliated Shareholders, Management Corp. adopted the analysis undertaken by the Advisory Board in the preceding paragraphs.


     The executive officers of the Company have made no recommendation with respect to the Merger.


     The Company has not received an opinion from an independent financial advisor regarding the fairness of the consideration to be received by the Unaffiliated Shareholders in the Merger. It has compared the financial results of the Merger with those projected as feasible from the continued operation of the Company by an independent real estate and urban economics advisor (see "Sedway Report" below).


     If the Merger is not approved by the Company's shareholders and the Merger does not occur, the Company will continue its current operations as an independent company. However, for the reasons discussed above, it is possible that the Company would seek a business combination with another company.

SEDWAY REPORT

     Shortly after its formation, the Company began considering various methods in order to effectuate an orderly disposition of the Property. Accordingly, on May 22, 1997, the Company's Advisory Board authorized Martin W. Inderbitzen, a member of the Advisory Board, and Mr. McReynolds to engage Sedway Group or a comparable firm for the purpose of preparing a report exploring various disposition strategies. On July 22, 1997, Sedway Group delivered its written report to the Company's Advisory Board (the "Sedway Report").

     The Sedway Report does not relate to the Merger Consideration or the fairness of the Merger Consideration, or the fairness of the Merger to the Company, RCBA or shareholders who are not affiliates. However, the Sedway Report does relate to the value of the Company's real estate assets in a liquidation situation, and as such, was given strong consideration by the Company's Advisory Board during its decision making process. A copy of the Sedway Report, which sets forth the assumptions made and matters considered in, and limits on the review undertaken, is available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder or such shareholder's representative who has been so designated in writing.

     In preparing its report, Sedway Group met with Company management and reviewed the current status of Triad Park, inspected Triad Park and its environs, read various documents related to Triad Park, including the listing agreement with Grubb & Ellis and the lease pertaining to the Triad Park building complex, held telephone interviews with members of the Company's Advisory Board, held telephone discussions with brokers, developers, and land owners active in the Livermore area and reviewed market information provided by Grubb & Ellis. Sedway Group was asked to provide a strategy to maximize the value of the Company's real estate assets.

     The Sedway Report contains a history of Triad Park and a summary of the current situation at Triad Park. The Sedway Report also contains a market overview, including current market conditions for retail, office and R&D properties. The Sedway Report recommends an "aggressive but orderly real estate disposition program" including certain improvements to the Triad Park area and a multi-faceted marketing program. According to the Sedway Report, the proposed strategy should "result in proceeds with a net present value of $25.6 million." The Sedway Report also includes a presentation of the financial analysis of the disposition strategy and assumptions and limiting conditions.


     GENERAL. Although the Company believes all material analyses performed by and conclusions of Sedway Group are disclosed in the summary set forth above, the summary does not purport to be a complete description of the analyses performed by Sedway Group. The preparation of a report similar to the Sedway Report involves various determinations and assumptions and therefore is not readily susceptible to summary description. Accordingly, Sedway Group believes that its report must be considered as a whole and that selected portions of its report and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its report. In preparing its report, Sedway Report made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company.

     Sedway Group is a nationally recognized full-service real estate and urban economics consulting firm engaged, among other things, in market research and analysis, real estate strategy and asset management (including acquisition and disposition strategies), financial analysis and valuation services. Sedway Group has substantial experience in major land uses (residential, retail, office, industrial, hotel and mixed use) and in specialized areas such as entertainment retail, public/private transactions and economic revitalization.

     It was the opinion of the Advisory Board that Sedway Group was very familiar and experienced with economic analysis in the Tri-Valley region of Northern California. At the time that the Advisory Board was seeking a firm to undertake the analysis, Sedway Group was conducting similar analyses in the City of Livermore and in the Tri-Valley area. Members of the Advisory Board were also personally familiar with Sedway Group, and all agreed that Sedway Group had a positive business reputation in the community. All of these factors were considered by the Advisory Board when it chose Sedway Group to prepare the economic report.

     The Company has paid Sedway Group approximately $15,000 for preparing the Sedway Report. No portion of the fee payable to Sedway Group is contingent upon consummation of the Merger or similar type of transaction.

PERSPECTIVE OF RCBA ON THE MERGER


     The determination of the Merger Consideration resulted from extensive arm's-length negotiation between the Company and RCBA and their respective representatives. See "-- Background of the Merger." The Company sought offers from a number of potential buyers, and made public Company information available to all parties. The Company had negotiations with four other potential buyers and in the end the RCBA offer was considered superior to all others. The four other potential buyers, along with any new party, are free at any time to submit an offer that is superior to the RCBA offer.



     At the conclusion of the negotiation process, RCBA offered to acquire the Company for a price of $1.32 per Share. In determining such price, RCBA analyzed the real estate market in Northern California generally, and the development of the Company owned sites in particular, taking into account current market conditions.



     Mr. Blum, RCBA, the Acquisition LLC and Westmark have considered the analysis of and the factors examined by the Advisory Board (described above in "SPECIAL FACTORS -- Recommendation of the Company's Advisory Board") and believe that these analyses and factors, in particular factors (i) through (viii) of that section, provide a reasonable basis for them to believe, as they do, that the Merger is fair to the Company's shareholders. This belief should not, however, be construed as a recommendation by them to the Company's shareholders to approve the Merger Agreement.


PLANS FOR THE COMPANY AFTER THE MERGER

     Effective upon consummation of the Merger, the manager of the Acquisition LLC will be the initial manager of the Surviving Company. The Surviving Company will not have an Advisory Board.


     Except as otherwise indicated in this Proxy Statement, neither Mr. Blum, RCBA, the Acquisition LLC or Westmark has any other present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or any material change in the Company's capitalization or any other material changes in the Company's corporate structure or business or the composition of the Company's management.

CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, the entire equity interest of the Company will be owned by RCBA, and the current shareholders will have no continuing interest in the Company. Therefore, following the Merger, the shareholders of the Company other than RCBA will no longer benefit from any increases in the value of the Company and will no longer bear the risk of any decreases in the value of the Company. Following the Merger, RCBA and its affiliates will own 100% of the Company and will have complete control over the management and conduct of the Company's business, all income generated by the Company and any future increase in the Company's value. Similarly, RCBA will also bear the risk of any losses incurred in the operation of the Company and any decrease in the value of the Company.

     The Shares are currently registered as a class of securities under the Exchange Act. Registration of the Shares under the Exchange Act may be terminated upon application of the Company to the Commission if the Shares are not listed on a national securities exchange or quoted on the Nasdaq National Market and there are fewer than 300 record holders of the Shares. Termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the Commission and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with shareholders' meetings pursuant to Section 14(a), and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Company. It is the present intention of RCBA to cause the Company to make an application for the termination of the registration of the Shares under the Exchange Act as soon as practicable after the Effective Time of the Merger.

RELATIONSHIP BETWEEN THE COMPANY AND RCBA


     NO INTERCOMPANY BUSINESS RELATIONSHIP. Not including the Merger Agreement, the transactions contemplated thereby, or as otherwise disclosed in this Proxy Statement, there have been no business relationships between the Company and either RCBA, Mr. Blum, the Acquisition LLC or Westmark.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Advisory Board of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of the Advisory Board and management of the Company have certain interests in the Merger in addition to the interests of shareholders of the Company generally. In connection with the Advisory Board's determination that the Merger is fair to the Company's shareholders (excluding RCBA and its affiliates), the Advisory Board carefully considered conflict of interest issues relating to the matters described below.

     INDEPENDENT CONTRACTOR SERVICES AGREEMENT. Larry D. McReynolds, President of the Company, has an Independent Contractor Services Agreement with the Company, under which he is currently paid an annual base salary of approximately $108,000, of which the Company is responsible for 50%. Mr. McReynold's independent contractor agreement provides for bonus compensation in the event of certain "changes in control" of the Company, including a merger involving the Company. Upon consummation of the Merger, Mr. McReynolds is entitled to receive a bonus of less than 1% of the net value paid to the Company's shareholders, which is estimated to be approximately $200,000.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Merger Agreement provides that, for a period of not less than six years following the Effective Time, the Surviving Company will maintain in effect all rights of indemnification of the officers, directors or employees of the Company provided in its limited liability company agreement or bylaws. RCBA has also agreed to allow the Company, with the Acquisition LLC's prior consent (such consent is not required if the cost does not exceed $110,000), to purchase additional policies of directors' and officers' liability insurance of at least the same coverage as currently maintained by the Company, such policies to be pre-paid and in effect for a period of six years from the Effective Time.

SOURCES AND USES OF FUNDS

     MERGER CONSIDERATION, FEES AND EXPENSES. RCBA estimates that the total consideration payable to shareholders other than RCBA and its affiliates upon consummation of the Merger will be approximately $23,359,000. The estimated fees and expenses incurred or to be incurred by RCBA in connection with the Merger are legal fees and expenses of $75,000 and miscellaneous fees of $25,000. RCBA expects to use working capital funds to make such payments and pay such fees and expenses.

     The estimated fees and expenses incurred or to be incurred by the Company in connection with the Merger, which will be paid by RCBA or the Acquisition LLC, are approximately as follows.

            Legal fees and expenses...................................  $ 100,000
            Printing and mailing fees.................................     10,000
            Commission filing fee.....................................      4,672
            Disbursing Agent fees.....................................      7,000
            Miscellaneous fees........................................      5,000
            Total Fees and Expenses...................................  $ 126,672

     Certain of the Company's officers will receive certain payments if the Merger is consummated. See "-- Interest of Certain Persons in the Merger."

     SOLICITATION FEES AND EXPENSES. Neither RCBA nor the Company will pay any fees or commissions to any broker or dealer or any other person for soliciting Company shareholders with respect to the Merger. Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by RCBA or the Acquisition LLC for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Under currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the Merger. Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the Merger for a Company shareholder who is a citizen or resident of the United States. The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, regulated investment companies, S corporations and taxpayers subject to the alternative minimum tax. Neither the Company nor RCBA has requested either the Internal Revenue Service or counsel to rule or issue an opinion on the federal income tax consequences of the Merger. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE MERGER.

  Merger as Sale of Shares

     Although the transaction will be cast in the form of the merger of the Company with Acquisition LLC, for federal income tax purposes it is anticipated that the Merger will be treated as a taxable sale of Shares by each holder of Shares. Accordingly, each holder of Shares will recognize gain or loss by reason of the consummation of the Merger.

  Measure of Gain or Loss

     A shareholder's gain or loss in the Merger will be equal to the difference between the consideration received in the Merger and the shareholder's adjusted basis in the shareholder's Shares. The consideration received will be equal to the sum of the cash received plus the shareholder's allocable share of the Company's liabilities.

     A shareholder's initial basis in the Shares will be the cost of the Shares plus the shareholder's allocable share of the Company's liabilities. For shares received in the distribution from Triad, the shareholder's "cost" of the Shares will be the fair market value of the Shares at the time of the distribution. The basis of the Shares will be increased by the shareholder's share of Company income and by any increases in the shareholder's share of Company liabilities. The basis will be reduced (but not below zero) by distributions from the Company, by the shareholder's share of Company losses, by decreases in the shareholder's share of Company liabilities and by the shareholder's share of expenditures of the Company that are neither deductible in computing taxable income nor required to be capitalized.

     It will not be possible to determine the precise amount of gain or loss on the sale of the Shares until after the Effective Time, because the calculation of gain or loss requires a determination of the Company's liabilities as of the Effective Time and the shareholder's share of the Company's income, gain, loss and deduction for the taxable year in which the Merger occurs. Following the Effective Time, the Company's books will be closed and the shareholders will receive the information they require to determine the adjusted basis of their Shares and the consideration received in the Merger.

  Character of Gain or Loss

     The Shares represent interests in the Company, which is taxed as a partnership for federal income tax purposes. Generally, gain or loss on the sale of a partnership interest is capital gain or loss under Section 741 of the Code. An exception to this general rule is provided in Section 751 of the Code, which treats as ordinary income or ordinary loss any gain or loss on unrealized receivables or inventory items (including real property held for sale to customers).

     A substantial portion of the Property is land held by the Company for sale to customers and any gain or loss attributable to such land will be ordinary income or loss to the shareholders in the Merger. Although the precise amount cannot be calculated until after the Effective Time, it is estimated that each shareholder who received Shares from Triad in the distribution will recognize
approximately $          ordinary gain per Share in the Merger. The balance of
gain, if any, will be capital gain.

     If a shareholder who is an individual (and any individual who is a partner in a partnership that is a shareholder) has held the Shares for more than 12 months but less than 18 months as of the Effective Time, any capital gain will be long term capital gain and will be subject to federal tax at not more than a 28% tax rate. If the Shares have been held for more than 18 months as of the Effective Time, any capital gain will be subject to federal tax at not more than a 20% tax rate. However, it is not anticipated that any of the Shares will have been held for 18 months as of the Effective Time and it is possible that none of the Shares will have been held for more than 12 months at the Effective Time. Any capital gain on Shares held for 12 months or less will be short term capital gain and will be subject to tax at the rates applicable to ordinary income.

  Company Income or Loss Prior to the Merger

     Each shareholder will receive an allocation of the shareholder's share of the Company's income or loss for the periods prior to the Merger. Shareholders should review the discussion in the Company's Information Statement mailed to shareholders on or about August 21, 1997 under "Tax Considerations" for a summary of the federal income tax consequences of the Company's operations. If the Company has taxable income during the periods prior to the Merger, it is not anticipated that the Company will make any distributions to shareholders and shareholders may be required to pay federal income taxes on Company income.

  Reporting and Withholding

     Cash payments made pursuant to the Merger will be reported to the extent required by the Code to shareholders of the Company and the Internal Revenue Service. The payments will ordinarily not be subject to withholding of federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain shareholders by reason of the events specified in Section 3406 of the Code and related Treasury Regulations, which include failure of a shareholder to supply the Company or its agent with the shareholder's taxpayer identification number. Accordingly, each Company shareholder will be asked to provide the shareholder's correct taxpayer identification number on a Substitute Form W-9 which is to be included in the letter of transmittal to be sent to shareholders relating to their Shares. Withholding may also apply to Company shareholders who are otherwise exempt from such withholding, such as a foreign person, if that person fails to properly document its status as an exempt recipient.

REDEMPTIONS OF SHARES

     In August, 1997, as part of the consummation of a transaction completed as a part of the formation of the Company, the Management Corp. paid its promissory note due the Company in full, Messrs. Porter and Stevens paid their respective promissory notes due the Management Corp. in full, and the Company redeemed 99,536 Shares from each of Mr. Porter and Mr. Stevens at a price of $0.72 per Share. The net effect of the transaction was to reduce the outstanding Shares of the Company to 19,708,123, the same as the number of Triad Systems Corporation shares which existed immediately prior to formation of the Company and to reduce the number of Shares beneficially owned by Mr. Stevens and Mr. Porter to the same number of Shares they owned in Triad Systems Corporation immediately prior to formation of the Company.

REGULATORY APPROVALS

     Although no particular regulatory approval is required in connection with the proposed Merger, state Attorneys General and private parties may bring legal actions under the federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the proposed Merger on antitrust grounds will not be made or of the result if such a challenge is made.

                              THE MERGER AGREEMENT

     The information in this summary is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement.

GENERAL


     The Company, the Acquisition LLC and RCBA entered into the Merger Agreement effective September 9, 1997. If the shareholders of the Company approve the Merger Agreement, the Acquisition LLC will be merged with and into the Company, with the result that the separate corporate existence of the Acquisition LLC will then cease. The Company will be the Surviving Company and will be an affiliate of RCBA. All of the Company's liabilities, including contingent, environmental, tax and any other liabilities, will become liabilities of the Surviving Company by operation of law. There are no contractual arrangements which would cause the shareholders to have post-closing exposure to these liabilities. At the Effective Time, the Shares will be converted automatically into the right to receive cash, as described below. See "-- Consideration to be Received by Shareholders." The Shares will no longer be listed or traded in any public market, and the registration of the Shares under the Exchange Act will be terminated.


EFFECTIVE TIME


     If the Merger Agreement is adopted by the majority vote of the Company's shareholders, the Merger will be consummated and become effective upon the acceptance for record of the Certificate of Merger by the Delaware Secretary of State on a date as soon as practicable after conditions to the Merger are satisfied (or waived to the extent permitted), or such other date agreed on by the parties. It is currently contemplated that the Effective Time will occur on or about January 31, 1998. There can be no assurance that all conditions to the Merger will be satisfied. See "-- Conditions to Consummation of the Merger."


CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS

     In connection with the Merger, each Share outstanding immediately prior to the Effective Time will be converted into the right to receive $1.32 in cash, without interest (the cash consideration per share to be paid to the Company's shareholders in the Merger being sometimes referred to herein as the "Merger Consideration")."

PAYMENT FOR SHARES

     Payment for Shares. First Trust of California, National Association (the "Disbursing Agent") will act as the paying agent for payment of the Merger Consideration to the holders of the Shares. Instructions with regard to the surrender of certificates formerly representing Shares, together with the letter of transmittal to be used for that purpose, will be mailed to shareholders as soon as practicable after the Effective Time. As soon as practicable following receipt from the shareholder of a duly executed letter of transmittal, together with certificates formerly representing Shares and any other items specified by the letter of transmittal, the Disbursing Agent will pay the Merger Consideration to the shareholder, by check or draft.

     After the Effective Time, the holder of a certificate formerly representing Shares will cease to have any rights as a shareholder of the Company, and the holder's sole right will be to receive the Merger Consideration with respect to the Shares. If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment or establish to the satisfaction of the Surviving Company that the taxes have been paid or are not applicable. No transfer of Shares outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Company after the Effective Time.

     To the extent permitted by law, the appointment of the Disbursing Agent may be terminated at any time by RCBA upon notice to the Disbursing Agent, or by the Disbursing Agent upon 30 days notice to RCBA.

Any portion of the Merger Consideration remaining undistributed one year after the Effective Time will be returned to the Surviving Company, and any holders of unsurrendered Share certificates may surrender them to the Surviving Company and (subject to abandoned property, escheat or similar laws) receive the Merger Consideration to which they are entitled.

     SHAREHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR SHARE CERTIFICATES TO THE DISBURSING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR SHARE CERTIFICATES WITH THE ENCLOSED PROXY.

     No Interest on Payment Amounts. In no event will holders of Shares be entitled to receive payment of any interest on the Merger Consideration.

OPERATIONS OF THE COMPANY PRIOR TO THE MERGER

     The Company has agreed that, prior to the Effective Time, the business of the Company will be conducted in accordance with certain restrictions set forth in the Merger Agreement. Among other things, the Company has agreed that, except as the Company and the Acquisition LLC may otherwise agree, the Company will operate only in the ordinary course of business, and the Company will not do any of the following: (a) take any action which would or could reasonably be expected to jeopardize any of its material contracts or its good standing with any applicable governmental agency with jurisdiction over the Company, or (b) declare, set aside or pay any dividend or other distribution in respect of its membership interests, whether in securities, cash, or other property, redeem, repurchase or otherwise acquire any of its outstanding Shares, or issue any membership interests or any right to acquire or convert into membership interests.

     In addition, the Company has agreed that until the earlier of the termination of the Merger Agreement or the Effective Time, neither the Company nor any of its employees or representatives will take any action to solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or enter into any agreement for or relating to any Acquisition Proposal (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the approval of the Company shareholders to the Merger, the Company may, in response to an unsolicited written request for information made by a third party to the Company, provide information to or have discussions or negotiations with the third party if the Advisory Board of the Company, after having considered the advice of outside counsel, has determined in good faith that it is the fiduciary duty under applicable law of such Advisory Board members to do so.

     An Acquisition Proposal is defined in the Merger Agreement as a proposal for any (i) merger, consolidation or similar transaction involving the Company,
(ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of either (a) assets of the Company representing 75% or more of the consolidated assets of the Company in one transaction, or (b) all or substantially all of the undeveloped Property on one transaction (but not including solicitation of sales of individual parcels of the undeveloped Property), (iii) issuance, or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the Company, or (iv) transaction in which any person or group of persons would acquire beneficial ownership or the right to acquire beneficial ownership, or any group shall have been formed which beneficially owns or would own or would have the right to acquire beneficial ownership of 20% or more of the outstanding Shares, other than transactions contemplated by the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger will occur only if the Merger Agreement is approved and adopted by majority vote of the holders of the Shares. Consummation of the Merger also is subject to the satisfaction of the following conditions specified in the Merger Agreement, unless the conditions are waived (to the extent waiver is permitted by law). The failure of any of these conditions to be satisfied, if not waived, would prevent consummation of the Merger.

     The obligations of the Acquisition LLC to consummate the Merger are subject to satisfaction of the following conditions: (i) the Merger shall have been approved by a majority vote of the shareholders of the Company, (ii) no temporary restraining order, preliminary or permanent injunction or other order of any court or other judicial or administrative body of competent jurisdiction (each, an "Injunction") which prohibits or prevents the consummation of the Merger shall have been issued and remain in effect, (iii) the Company shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, (iv) each of the representations and warranties of the Company contained in the Merger Agreement shall be true in all material respects when made on and as of the Effective Time, and (v) the Company shall have obtained all consents, appeals, releases or authorizations from, and shall have made all filings and registrations to or with, any person necessary to be obtained or made in order to consummate the transactions contemplated by the Merger Agreement.

     The obligations of Company to consummate the Merger are subject to satisfaction of the following conditions: (i) the Merger shall have been approved by a majority vote of the shareholders of the Company, (ii) no Injunction which prohibits or prevents the consummation of the Merger shall have been issued and remain in effect, (iii) the Acquisition LLC shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, (iv) each of the representations and warranties of the Acquisition LLC contained in the Merger Agreement shall be true in all material respects when made on and as of the Effective Time, and (v) the Merger Consideration shall have been deposited with the Disbursing Agent with irrevocable instructions to exchange the Shares for the Merger Consideration in accordance with the terms of the Merger Agreement immediately upon notification by the Company and the Acquisition LLC of the Effective Time.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the filing of Certificate of Merger with the Delaware Secretary of State whether before or after action by the Company's shareholders and without further approval by the Company's shareholders under any of the following circumstances: (i) by mutual consent of the Board of Directors of the Acquisition and the Company's Advisory Board; (ii) by either the Acquisition LLC or the Company, if the Merger shall have not been consummated on or before January 31, 1998; provided that this particular right to terminate shall not be available to any party whose failure to perform in any material respect any covenant under the Merger Agreement has been the cause of or resulted in whole or in part in the failure of the Merger to be consummated before January 31, 1998; (iii) by either the Acquisition LLC or the Company, if there shall be any Injunction or other order by any court which is final and nonappealable preventing the consummation of the Merger; (iv) by either the Acquisition LLC or the Company if the Company shareholders do not approve the Merger Agreement and the transactions contemplated thereby; or (v) by the Acquisition LLC if the Merger Agreement and the transactions contemplated thereby shall not have been submitted for approval by the Company's shareholders by January 31, 1998.

     In addition, the Merger Agreement may be terminated by (a) the Acquisition LLC, if the Advisory Board withdraws, modifies in a manner adverse to the Acquisition LLC, or refrains from making its recommendation concerning the Merger, or the Advisory Board shall have recommended to the Company shareholders any Acquisition Proposal or the Company shall have entered into an Acquisition Agreement, or, other than in connection with the Company's delivery of a Superior Proposal Notice (as defined below), the Advisory Board shall have resolved to do any of the foregoing, and (b) by the Company, if by a good faith vote, with the advice of outside legal counsel, in order to avoid breaching its fiduciary duties to Company shareholders under applicable law, (1) the Advisory Board has delivered to the Acquisition LLC a Superior Proposal Notice, (2) the Company has paid the Termination Fee (as defined below), and (3) five business days have passed since the Acquisition LLC received the Superior Proposal Notice. A "Superior Proposal Notice" is written notice advising the Acquisition LLC that the Advisory Board has received a Superior Proposal (as defined below) which the Advisory Board has authorized and intends to effect, specifying the material terms and conditions of such Superior Proposal and identifying the person making the Superior Proposal. A "Superior Proposal" is a definitive unconditioned agreement with a third party, with all due diligence investigations completed, to acquire, directly or indirectly, more than 50% of the membership interests of the Company, assets of the Company representing 75% or more of the real estate assets of the Company in one transaction (but not solicitation of sales of individual parcels of the Property) or all or substantially all of the undeveloped Property in one transaction (but not solicitation of sales of individual parcels of the undeveloped Property), and otherwise on terms which the Advisory Board determines in its good faith judgment to be more favorable from a financial point of view to the Company shareholders than the Merger Agreement, the Merger and the transactions contemplated thereby and for which financing, to the extent required, is then committed.

TERMINATION FEE

     The Merger Agreement requires the Company to pay the Acquisition LLC a termination fee of $1.3 million (the "Termination Fee") if the Board of Directors of the Company takes the action described in clause (b) above under the caption "-- Termination," (but only if the Company executes the agreement contemplating the Superior Proposal within three business days after the receipt by the Acquisition LLC of the Superior Proposal Notice) or the Merger Agreement is terminated by the Acquisition LLC for any of the reasons set forth in clauses
(v) or (a) above under such caption.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the Surviving Company's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

                       RIGHTS OF DISSENTING SHAREHOLDERS


     No appraisal rights are provided for the Company shareholders under the Delaware limited liability company act or under the Company's limited liability company agreement. Neither the Company, Mr. Blum, RCBA or the Acquisition LLC will be voluntarily providing appraisal rights to the Company shareholders who object to the transactions contemplated by the Merger Agreement. Neither the Company nor RCBA is aware of any appraisal rights available to objecting shareholders under applicable law.

          SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SHARE OWNERSHIP

     The following table sets forth certain information, as of June 30, 1997, with respect to the beneficial ownership of Shares by (i) all persons known by the Company to beneficially own more than 5% of the outstanding Shares, (ii) each Advisory Board member of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Shares indicated.

                                                          AMOUNT AND NATURE OF
                  NAME AND ADDRESS OF                     BENEFICIAL OWNERSHIP
                    BENEFICIAL OWNER                           OF SHARES           PERCENT OF CLASS(1)
--------------------------------------------------------  --------------------     -------------------
Richard C. Blum.........................................        2,012,158(2)              10.2%
  909 Montgomery Street, Suite 400
  San Francisco, CA 94133
Manchester Securities Corp..............................        1,914,760(3)               9.7%
  712 Fifth Avenue
  New York, NY 10019
Farallon Capital Management, L.L.C......................        1,569,900(4)               8.0%
  One Maritime Plaza, Suite 1325
  San Francisco, CA 94111
Pioneering Management Corporation.......................        1,237,950                  6.3%
  60 State Street
  Boston, MA 02109
Gabelli Funds, Inc......................................        1,031,200(5)               5.2%
  One Corporate Center
  Rye, New York 10580-1434
James R. Porter.........................................          828,664                  4.2%
  3055 Triad Drive
  Livermore, CA 94550
William W. Stevens......................................          324,154(6)               1.6%
  3055 Triad Drive
  Livermore, CA 94550
3055 Management Corp....................................          199,072(7)               1.0%
  3055 Triad Drive
  Livermore, CA 94550
Stanley F. Marquis......................................          136,824                  0.7%
  3055 Triad Drive
  Livermore, CA 94550
Larry D. McReynolds.....................................           19,317                  0.1%
  3055 Triad Drive
  Livermore, CA 94550
Martin W. Inderbitzen...................................                0                    0%
  3055 Triad Drive
  Livermore, CA 94550
All Executive Officers and Advisory Board Members as a
  Group.................................................        1,508,031                  7.7%

---------------

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Richard C. Blum ("Mr. Blum") is a controlling person and Chairman of Richard
    C. Blum & Associates Inc. ("Inc."), which is the general partner of Richard
    C. Blum & Associates LP ("LP"). These Shares are directly owned by three limited partnerships for which LP is the general partner (BK Capital Partners II, 111,111 Shares; BK Capital Partners III, 500,000 Shares; and BK Capital Partners IV, 1,387,047 Shares). Mr. Blum disclaims beneficial ownership of these securities except to the extent of his pecuniary interest thereof.

(3) Manchester Securities Corp. is wholly-owned by Elliott Associates, L.P. ("Elliott"). Paul E. Singer ("Singer") and Braxton Associates, L.P., a New Jersey limited partnership, which is controlled by Singer, are the general partners of Elliott.


(4) Includes 1,363,200 Shares held by Farallon Capital Partners, L.P. ("FCP") and 206,700 Shares held by Tinicum Partners, L.P. ("Tinicum"). Farallon Partners, L.L.C. ("FPLLC") is the General Partner of FCP and Tinicum. Thomas
    F. Steyer is the senior managing member of FPLLC.


(5) Includes 205,000 Shares held by GAMCO Investors, Inc., 169,900 Shares held by Gabelli Performance Partnership L.P. and 656,300 Shares held by Gabelli Associates Fund. Mario J. Gabelli is the Chairman, Chief Executive Officer and Chief Investment Officer of Gabelli Funds, Inc.

(6) Includes 324,154 Shares held as tenant-in-common with Virda J. Stevens.

(7) In addition to the totals shown in the above table, Messrs. Porter and Stevens are deemed to be the beneficial owners of 199,072 Shares by virtue of their respective 50% equity ownership in 3055 Management Corp.

TRANSACTIONS BY CERTAIN PERSONS IN THE SHARES

     No transactions in the Company's Shares were effected by any Advisory Board member or executive officer of the Company during the 60 day period preceding the date of this Proxy Statement.

                        MANAGEMENT OF THE COMPANY, RCBA
                            AND THE ACQUISITION LLC


     Certain information concerning the directors and executive officers of the Company, RCBA, RCBA, Inc. the Acquisition LLC, Westmark and CBC is set forth below. Unless otherwise indicated, each such person is a citizen of the United States and the address of each such person is that of the Company, RCBA, the Acquisition LLC or CBC, as the case may be. Such addresses are set forth under the caption "SUMMARY -- The Company," "-- RCBA" and "-- The Acquisition LLC" and below under "-- CBC."


THE COMPANY

     The names, ages, principal occupations and employment history for the past five years of the members of the Advisory Board and executive officers of the Company, and the Board of Directors and executive officers of the Management Corp. are set forth below.

     James R. Porter, 61, has been a member of the Company's Advisory Board since the Company's inception in February, 1997, and has been a director and Vice President of the Management Corp. since its inception in February, 1997. He is Chairman of the Board of CCI/Triad. He was President and Chief Executive Officer of Triad from September, 1985 until its merger with Cooperative Computing, Inc. in February, 1997. He is also a director of Silicon Valley Bank, Brock International, Inc. and Cellular Technical Services, Inc.

     William W. Stevens, 65, has been a member of the Company's Advisory Board since the Company's inception in February, 1997, and has been a director and Chairman of the Management Corp. since its inception in February, 1997. He was Chairman of the Board of Triad from 1972 until its merger with Cooperative Computing, Inc. in February, 1997. He is the founder of Triad and was its President and Chief Executive Officer from its inception until September, 1985.

     Stanley F. Marquis, 54, has been a member of the Company's Advisory Board since the Company's inception in February, 1997. He was President of Triad Systems Financial Corporation from August, 1983 until June 30, 1997. Mr. Marquis was also Treasurer of Triad from September, 1987 until June 30, 1997, and was its Vice President, Finance from December, 1994 until March, 1997.

     Martin W. Inderbitzen, 45, has been a member of the Company's Advisory Board since March, 1997. He has been a member of the State Bar of California since 1976, maintaining a private general civil law practice since that time. His practice has emphasized land use entitlement and zoning work almost exclusively for the past ten years.

     Larry D. McReynolds, 52, has been the President of the Company since its inception in February, 1997. He joined Triad in September, 1984 as its Manager, Facilities and became Manager, Real Estate and Facilities in June, 1992. In July, 1994 he also assumed responsibility for Triad's Office Services. He is currently employed in similar capacities for CCI/Triad.

RCBA AND AFFILIATES

     RCBA. The names, principal occupations and employment history for the past five years of the directors and executive officers of RCBA are set forth below.

     Richard C. Blum, 62, has been President and Chairman of RCBA since 1994 and has been President and Chairman of RCBA Inc. since 1985.

     Nils Colin Lind, 41, has been Managing Director of RCBA since 1994 and has been Managing Director of RCBA Inc. since 1987. Mr. Lind is a Norwegian citizen.

     Jeffrey W. Ubben, 36, has been Managing Director of Investments of RCBA since April, 1995. Prior to that, he was a portfolio manager for Fidelity Management and Research Company from March, 1991 until March, 1995.

     William C. Johnston, 44, has been Managing Director of Investments of RCBA since August, 1997. Prior to that, he was a Managing Director of APAC Holdings Ltd., a direct investment firm in Hong Kong, from 1991 until July, 1997.

     John C. Walker, 36, has been a Managing Director of RCBA since April, 1997. Prior to that, he held various positions with Pexco Holdings, Inc. from October, 1992 until March, 1997.

     Murray A. Indick, 38, has been Managing Director and General Counsel of RCBA since April, 1997. He was a partner with the law firm of Dechert Price & Rhoads from December, 1996 until March, 1997. He was with the law firm of Wilmer, Cutler & Pickering from November, 1985 to March, 1992 and from September, 1993 until November, 1996, and was Deputy General Counsel of First American Bankshares from April, 1992 until August, 1993.

     George F. Hamel, Jr., 40, has been Managing Director of Marketing of RCBA since April, 1996. He was Vice President of Private Capital Management, Inc. from March, 1992, until March, 1996.

     Marc T. Scholvinck, 40, has been Managing Director and Chief Financial Officer of RCBA since March, 1996. He was Vice President and Controller of RCBA from November, 1995 until March, 1996, and was Director of Finance and Controller of RCBA Inc. from January, 1994 until November, 1995, positions he also held with RCBA Inc. from August, 1991 until March, 1993. He was a self-employed financial consultant from March, 1993 until December, 1993 and served as Financial Director of Leopard Rock Hotel (Pty) Ltd. during that period.

     Thomas L. Kempner, 70, has been a Director of RCBA, Inc. since May, 1985. He has been Chairman of Loeb Partners Corp. since December, 1979.


     RCBA, INC. The names and, unless already set forth under "-- RCBA" above, the principal occupations and employment history for the past five years of the directors and executive officers of RCBA, Inc. are set forth below.

     Richard C. Blum, President, Chairman and Director.

     Nils Colin Lind, Managing Director and Director.

     Jeffrey W. Ubben, Managing Director of Investments.

     Murray A. Indick, Managing Director, General Counsel and Secretary.

     George F. Hamel, Jr., Managing Director of Marketing.

     Marc T. Scholvinck, Managing Director and Chief Financial Officer.

     Thomas L Kempner, Director.

     Mr. Blum is the majority shareholder of RCBA, Inc.



     THE ACQUISITION LLC. RCBA is the Managing Member of the Acquisition LLC. All information regarding the directors and executive officers of RCBA may be found above under the heading "-- RCBA.".



     WESTMARK. The names, principal occupations and employment history for the past five years of the directors and executive officers of Westmark are set forth below. The principal executive address of Westmark is 533 South Fremont Avenue, Los Angeles, California 90017.

     Richard C. Clotfelter, 59, was elected Chairman and President of Westmark, an indirect wholly-owned subsidiary of CBC in 1995, and has been a Director of CBC since 1993. Mr. Clotfelter joined CBC in 1993 as President -- Capital Markets, Asset Valuation and Management Activities. From April 1977 through 1992, he was President of Prescott, Inc., a real estate development and management company. Mr. Clotfelter is on the Board of Directors of The Commerce Bancorporation. Mr. Clotfelter is also a member of the Urban Land Institute, serving on its Urban Development/Mixed Used Council.

     James J. Didion, 57, has been Chairman and Chief Executive Officer of CBC since January 1987 and a Director since CBC's incorporation. Previously, he served as President of CBC following a career of almost

24 years in sales and management positions in the commercial brokerage operations of CBC. Mr. Didion is a member and current trustee of the Urban Land Institute. He is also a member of the National Realty Committee and was Chairman of the National Realty Committee from 1993 through June 1996. Mr. Didion serves on the University of California at Berkeley's Advisory Board for the Haas School of Business.

     Walter V. Stafford, 56, has served as Senior Executive Vice President and General Counsel of CBC since 1995. Mr. Stafford was a partner at the law firm of Pillsbury Madison & Sutro LLP from 1973 to 1982 and from 1988 to 1995. From 1982 to 1988 he was Senior Vice President and General Counsel at Diasonics, Inc., a medical device manufacturer, and from 1982 to 1994 he was a director of that company.

     Laurie E. Romanak, 38, Treasurer, oversees all accounting, finance, information systems, valuation and administrative operations for Westmark. Ms. Romanak assumed responsibility for Westmark's financial and administrative operations in November 1995. She joined Westmark in 1986 as Controller, responsible for all aspects of the accounting and finance functions. In 1992, she became Director of Finance & Administration and assumed the additional responsibilities of client reporting and client relations for the commingled fund investors. Before joining Westmark, Mr. Romanak spent four years with the public accounting firm of KPMG Peat Marwick, concentrating in the real estate industry.

     CBC. The names, and, unless already set forth under "-- Westmark" above, the principal occupations and employment history for the past five years of the directors and executive officers of CBC are set forth below. The principal executive address of CBC is 533 South Fremont Avenue, Los Angeles, California 90017 .

     James L. Didion, Chairman, Chief Executive Officer and Director.

     Gary J. Beban, 50, has been the President of CBC since May 1995 and a Director since 1989. He joined CBS's Los Angeles office in 1970 as an industrial and investment properties specialist and thereafter served in several management positions in Chicago. Mr. Beban has also served as the President of CB Commercial Brokerage Services from 1987 to 1997, at which time he became President of CB Commercial Corporate Services. He is a member of the Industrial Development Research Council and the National Realty Committee. Mr. Beban serves on the Board of Directors of The First American Financial Corporation and its wholly-owned subsidiary, First American Title Insurance, Inc.

     John C. Haeckel, 38, joined CBC as Chief Financial Officer and Senior Executive Vice President on April 1, 1997. Since 1996, Mr. Haeckel has been President of Perdix Group, L.L.C., a management consulting firm that he founded. From 1993 to 1995, he was Chief Financial Officer and from 1994 to 1995 he was Executive Vice President of Broadway Stores, Inc. From 1987 to 1994 he was a General Partner and from 1984 to 1986 he was an Associate with Chilmark Partners, a merchant banking firm.

     George J. Kallis, 54, has been CBC's Senior Executive Vice
President -- Brokerage Western U.S. since 1992 and a Director of CBC since 1995. Prior to that time, he served as Executive Vice President from 1991 to 1992 and as Senior Vice President and Regional Manager -- Brokerage from 1988 to 1991. Mr. Kallis joined CBC in 1977. Mr. Kallis is a member of the International Council of Shopping Centers and the Urban Land Institute and is on the Board of Directors of the Los Angeles County Economic Development Council.

     Ronald J. Platisha, 50, has been CBC's Executive Vice President and Principal Accounting Officer since 1992. Mr. Platisha was promoted to Senior Vice President in 1991, after serving as First Vice President and Controller from 1982 to 1991. Mr. Platisha joined CBC in 1976.

     Walter V. Stafford, Senior Executive Vice President and General Counsel.

     Richard C. Clotfelter, Director.

     Lawrence J. Melody, 59, has served as a Director since August 1996. He is also President of L.J. Melody & Company which he founded in February 1978 and an indirect wholly-owned subsidiary of CBC. He is a member of the International Council of Shopping Centers, the Urban Land Institute (a member of the Multifamily Council), the Pension Real Estate Association, the National Association of Industrial and Office Parks, the National Multi Housing Council, as well as other professional organizations. He is a member of the

Board of Trustees of the Mortgage Bankers Association of America and past President and Director of the Texas Mortgage Bankers Association, who awarded him their Distinguished Service Award in 1995.

     Stanton D. Anderson, 56, has been a Director of CBC since 1989. In 1995, he became counsel to the law firm of McDermott, Will & Emery. Prior to 1995, Mr. Anderson was a founding partner in the law firm of Anderson, Hibey & Blair. He is also a founder of Global USA, Inc., an international consulting company, where he serves as Chairman and President. He served as Deputy Director of the Republican Convention in 1980, 1984 and 1988, as counsel to the Reagan-Bush Campaign in 1980 and as a Director of the 1980 Presidential Transition. Mr. Anderson serves on the Board of Directors of International Management & Development Group, Ltd.

     Richard C. Blum has been a Director of CBC since 1993.

     Daniel A. D'Aniello, 50, has been a Director of CBC since 1989. He has served as Managing Director of The Carlyle Group, a merchant banking firm since May 1987. From August 1986 through April 1987, Mr. D'Aniello was Vice
President -- Finance and Development of Marriott Inflite Services, Inc., a subsidiary of Marriott Corp. Mr. D'Aniello is Chairman of the Board of Directors of GTS Duratek, Inc.

     Hiroaki Hoshino, 55, has been a Director of CBC since 1992. Previously, he served as Senior Vice President, Treasurer and Chief Financial Officer of Kajima International, Inc. from April 1987 to March 1990 and as Senior Vice President and Chief Financial Officer of that company from April 1990 to March 1991. From April 1991 to March 1993, he served as Executive Vice President and Chief Financial Officer of Kajima International, Inc. Since April 1991, he has served as the Chief Financial Officer and since April 1993 he has been Executive Vice President and Chief Financial Officer of Kajima U.S.A., Inc. From September 1992 to April 1996, he was Executive Vice President, Chief Financial Officer and Director of Kajima Capital of America, Inc. Since April 1996 he has been President, Chief Executive Officer, Chief Financial Officer and Director of Kajima Capital of America, Inc.

     Takayuki Kohri, 45, has been a Director of CBC since 1989. Previously, he was Assistant Manager of Sumitomo Real Estate Sales in Japan from 1984 to August 1988. From August 1988 to July 1993, he was an Executive Vice President of Sumitomo Real Estate Sales L.A., Inc. Since July 1993, he has been Deputy Manager of Sumitomo Real Estate Sales Japan, a real estate sales and development firm.

     Paul C. Leach, 52, has been a Director of CBC since August 1996. Since its founding in 1991, Mr. Leach has served as president of Paul Leach & Company, a private investment banking firm in San Francisco which specializes in international and domestic acquisitions and investments. He is also Managing Director of The Lone Cypress Company, the owner of Pebble Beach Company. From 1988 through 1991, Mr. Leach was a senior manager and partner in the international merger and acquisition group at Deloitte & Touche. Prior to 1988, he held several positions in San Francisco, including serving as a partner with both Osterweis Capital Management and Centennial Petroleum Company and manager of corporate development for Natomas Company. From 1975 through 1977, Mr. Leach served as associate director of the Domestic Council Staff at the White House during the Ford Administration.

     Frederic V. Malek, 60, has been a Director of CBC since 1989. He has served as Chairman of Thayer Capital Partners, a merchant banking firm he founded since 1993. He was President of Marriott Hotels and Resorts from 1981 through 1988 and was Executive Vice President of Marriott Corp. from 1978 through 1988. He was Senior Advisor to The Carlyle Group, a merchant banking firm, from November 1988 through December 1991. From September 1989 through June 1990, he was President of Northwest Airlines and from June 1990 until December 1991 he served as Vice Chairman of Northwest Airlines. From December 1991 through November 1992, Mr. Malek served as Campaign Manager for the 1992 Bush/Quayle presidential campaign. He also serves on the Board of Directors of American Management Systems, Inc.; Automatic Data Processing Corp.; Choice Hotels International, Inc.; FPL Group Inc.; Manor Care, Inc.; National Education Corp.; Northwest Airlines Corporation; and Paine Webber Funds.

     Peter V. Ueberroth, 59, has been a Director of CBC since 1989. Since 1989, he has been an investor and Managing Director of Contrarian Group, Inc., a business management company. From 1984 through 1989, he was the Commissioner of Major League Baseball in the United States. Mr. Ueberroth is a member of the

Board of Directors of The Coca Cola Company; Ambassadors International, Inc.; Doubletree Hotels Corp.; and Transamerica Corporation.

     Gary L. Wilson, 57, has been a Director of CBC since 1989. Since 1991, he has been Co-Chairman of Northwest Airlines, Inc., Northwest Airlines Corporation and NWA, Inc. From 1985 until January 1990, Mr. Wilson was an Executive Vice President and Chief Financial Officer and Director for The Walt Disney Company and remains a Director of The Walt Disney Company. Mr. Wilson also serves on the Board of Directors of On Command Corporation and Veritas Holdings GmbH. From 1974 until 1985, he was Executive Vice President and Chief Financial Officer of Marriott Corporation.

     Ray Elizabeth Uttenhove, 49, has been a Director of CBC since 1997. Since August 1995 she has been First Vice President of Retail Tenant Services of CBC. Ms. Uttenhove joined CBC in March, 1981. She has been named to CBC's Colbert Coldwell Circle (representing the top three percent of CBC's sales force) for 1995 and 1996. In 1995 she was awarded the William H. McCarthy Award, the highest honor awarded producing professionals within CBC.

     Donald M. Koll, 64, has been a Director of CBC since 1997. He served as Chairman of the Board and as a director of Koll Management Services, an indirect wholly-owned subsidiary of CBC, from June 1988 to August 1997, and also served as the Chief Executive Officer of Koll Management Services from June 1988 to May 1991. Mr. Koll founded The Koll Company in 1962 and has served as Chairman of the Board and Chief Executive Officer of The Koll Company since that time. Since June 1992, Mr. Koll has been a member of the Board of Directors and has served as an executive officer of Koll Real Estate Group, Inc., which filed for Chapter 11 bankruptcy protection on July 14, 1997 with a reorganization plan preapproved by its bondholders. Mr. Koll is also a member of the Board of Directors of Koll Real Estate Group, Inc., a real estate services company, The Irvine Company and Fidelity National Financial, Inc., a title company.

     Raymond E. Wirta, 53, has been a Director of CBC since 1997. Mr. Wirta joined CBC in August 1997 as the President of CB Commercial Financial Services. Prior to that he served as Chief Executive Officer of Koll Management Services from May 1991 to August 1997. He served as a director of Koll Management Services from June 1988 to August 1997. Prior to that time, Mr. Wirta held various management positions with Koll Management Services from 1981 to August 1997. Mr. Wirta is a member of the Board of Directors and served as an executive officer from June 1992 to November 1996 of Koll Real Estate Group, Inc., which filed for Chapter 11 bankruptcy protection on July 14, 1997 with a reorganization plan preapproved by its bondholders. Mr. Wirta is a Certified Property Manager.

     Bradford M. Freeman, 55, has been a Director of CBC since 1997. Mr. Freeman is a founding partner of FS&Co., which was founded in 1983. Mr. Freeman is also a member of the Board of Directors of RDO Equipment Company, an agricultural and industrial equipment distributor.

     Ricardo Koenigsberger, 31, has been a Director of CBC since 1997. He has been a partner of Apollo Real Estate Advisors II, L.P. since 1996, and has been associated since 1995 with Apollo Real Estate Advisors, L.P., which, together with affiliates, acts as managing general partner of the Apollo Real Estate Investment Funds, private real estate investment funds which invest in direct and indirect real property interests, including real estate related public and private debt and equity securities. From prior to 1992 Mr. Koenigsberger has been associated with Apollo Advisors, L.P., which acts as managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., private securities investment funds. Mr. Koenigsberger is a director of Meadowbrook Golf, Inc., Atlantic Gulf Communities Corporation and Western Pacific Housing, Inc.


CERTAIN PROCEEDINGS


     During the past five years, neither the Company, RCBA, RCBA, Inc., the Acquisition LLC, Westmark, CBC nor any of the individuals named above with respect to those entities has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors), or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws of finding any violation with respect to such laws.

                             SHAREHOLDER PROPOSALS


     In the event the Merger is not consummated for any reason, proposals of shareholders intended to be presented at the 1998 annual meeting of shareholders must be received by the Company at its principal executive offices not later than February 1, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholders should mail any proposals by certified mail return receipt requested.


                         INDEPENDENT PUBLIC ACCOUNTANTS


     The financial statements of the Company as of September 30, 1997, contained in Exhibit B and incorporated by reference in this Proxy Statement, have been audited by Coopers & Lybrand LLP, independent public accountants.


     A representative of Coopers & Lybrand LLP will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement if so desired.

                     INFORMATION INCORPORATED BY REFERENCE

     The Company's Information Statement on Form 10-SB dated June 20, 1997, Quarterly Report on Form 10-QSB for the quarters ended June 30, 1997 and September 30, 1997 and its Current Reports on Form 8-K dated September 10, 1997 and September 15, 1997 as filed by the Company with the Commission (Commission File No. 0-22343), are incorporated by reference into this Proxy Statement.

     All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) or the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Copies of the documents (without exhibits) incorporated by reference in this Proxy Statement are available without charge upon written or oral request from Larry
D. McReynolds, President, Triad Park, LLC, 3055 Triad Drive, Livermore, California 94550 (telephone (510)449-0606).

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at its Washington, D.C. address at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov.

                             ADDITIONAL INFORMATION


     This Proxy Statement contains information disclosed pursuant to Rule 13e-3 under the Exchange Act, which governs so-called "going private" transactions by certain issuers and their affiliates. At the time the Company and RCBA entered into the Merger Agreement, RCBA owned 1,998,158 Shares which represents approximately 10.1% of the voting power of the Company's Shares. Although neither the Company, Mr. Blum nor RCBA believes that neither Mr. Blum, RCBA or the Acquisition LLC was than an "affiliate" of the Company within the meaning of Rule 13e-3(a)(1) of the Exchange Act, Mr. Blum, RCBA, the Acquisition LLC and the Company are filing a Rule 13e-3 Transaction Statement ("Schedule 13E-3") with the Commission to furnish information with respect to the transactions described herein. This Proxy Statement does not contain all of the information set forth in the Schedule 13E-3, parts of which are omitted in accordance with the regulations of the Commission. The Schedule 13E-3, and any amendments thereto, including exhibits filed as part thereof, will be available for inspection and copying at the offices of the Commission as set forth above.

                                          By Order of the Advisory Board

                                          James R. Porter
                                          Vice President, 3055 Management Corp.,
                                          Manager of the Company

Livermore, California

December   , 1997

                                                                       EXHIBIT B

                         INDEX TO FINANCIAL STATEMENTS




                                                                            Page
Management's discussion and analysis of financial condition and
    results of operations                                                    B-2
Balance sheets as of September 30, 1995 and 1996
    and December 31, 1996                                                    B-4
Statements of operations of the years ended September 30, 1995
    and 1996 and the three months ended December 31, 1995 and 1996           B-5
Statements of members' equity for the years ended September 30,
    1995 and 1996, and the three months ended December 31, 1996              B-6
Statements of cash flows for the years ended September 30, 1995
    and 1996 and the three months ended December 31, 1995 and 1996           B-7
Notes to financial statements                                                B-8
Report of independent accountants                                           B-16
Pro forma statements of operations                                          B-18


Condensed balance sheets as of September 30, 1997 (unaudited) and
    December 31, 1996                                                       B-20
Condensed statements of operations for the three and nine month
    periods ended September 30, 1997 and 1996 (unaudited)                   B-21
Condensed statements of cash flows for the nine month periods ended
    September 30, 1997 and 1996 (unaudited)                                 B-22
Notes to condensed financial statements                                     B-23

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

The following Management's Discussion and Analysis is based upon and should be read in conjunction with the Company's financial statements and notes thereto included elsewhere in this Information Statement.

RESULTS OF OPERATIONS

Revenues generated from the leasing of the facilities located at 3055 Triad Drive were $2.5 million in the years ended September 30, 1995 and 1996. These revenues are pursuant to a lease agreement in effect through 2001. Revenues from land sales were $3.8 million during the year ended September 30, 1996. Revenues from land sales were $640,000 for the three months ended December 31, 1996 with no sales during the comparable period in the prior year. There were no land sales during the year ended September 30, 1995. Gross margin was $3.5 million in the year ended September 30, 1996, an 84% increase over the gross margin of $1.9 million in the year ended September 30, 1995. This increase was directly attributed to the land sales during 1996. Gross margin for the three months ended December 31, 1995 was $491,000 compared to $678,000 for the three months ended December 31, 1996. The increase was directly attributed to land sales.

Net income was $521,000 for the year ended September 30, 1996 compared with a net loss of $548,000 for the year ended September 30, 1995. The increase is due principally to the absence of any land sales in 1995. Likewise, the increase from a loss of $130,000 for the three months ended December 31, 1995 to a loss of $8,000 for the three months ended December 31, 1996 was due to the absence of land sales in the earlier period.

Revenues for the three months ended September 30, 1997 were $.6 million compared to $4.4 million in the same quarter of the prior year when there were land sales totaling $3.8 million. There have been no land sales to date in 1997 compared to the $3.8 million recognized in the nine months ended September 30, 1996. Rental revenues from the leasing of the facilities located at 3055 Triad Drive were $.6 million for the quarters ended September 30, 1997 and 1996. These revenues are generated under a lease agreement in effect through February 2002. See "Management's Discussion and Analysis-Liquidity and Capital Resources." Gross margin was $.5 million for the quarter ended September 30, 1997 compared to $2.1 million for the same quarter in fiscal 1996. The gross margin for the nine month period ended September 30, 1997 was $1.5 million compared to $3.0 million for the same period of 1996. The gross margin differences for the three and nine month periods are directly attributed to land sales which occurred in 1996.

For the three and nine month periods ended September 30, 1997, there were net losses of $.2 million and $.4 million respectively compared to net income of $.9 million and $.7 million for the same periods of 1996. The difference is principally due to the absence of any land sales in the current year. The net loss per share was one cent for the three months ended September 30, 1997 compared to net income per share of five cents for the same period in the prior year.

LAND SALES

As of December 31, 1996, the Company had approximately 302.6 acres of unimproved land remaining to be sold. Approximately 35.9 acres are zoned for retail/commercial use, 28.1 acres for residential use, and 114.3 acres for retail/light industrial/office use. The remaining acres are zoned for open space/agricultural and transportation purposes. The Company sold four parcels totaling 25.5 acres during the year ended September 30, 1996 for $3.8 million and one parcel of 4.1 acres for $640,000 during the three months ended December 31, 1996. There were no land sales during the year ended September 30, 1995 or the three months ended December 31, 1995. Likewise, the Company had no land sales during the three or nine month periods ended September 30, 1997.

GROSS MARGIN

Land sale gross margins were 41% for the quarter and the year ended September 30, 1996 and 29% for the three months ended December 31, 1996. Gross margins on rental income were approximately the same for all periods as the properties are subject to a triple net lease whereby substantially all operating expenses are paid by the tenant.

COSTS AND EXPENSES

Land-related sales expenses include broker commissions, escrow fees, etc., and totaled $369,000 for the nine months and year ended September 30, 1996 and $64,000 for the three months ended December 31, 1996.

General and administrative expenses consist of property taxes and other general management and operational costs including costs necessary to maintain the appearance of the land in a marketable condition and personnel and overhead expenses requires for the development, management and marketing of the properties. These expenses were $623,000 for the year ended September 30, 1995 and $723,000 for the year ended September 30, 1996 with the increase attributed to incremental management efforts associated with the land sales for the year ended September 30, 1996. Operating expenses were similar for the quarters ending December 31, 1995 and 1996.

General and administrative expenses were $0.2 million for the quarter ended September 30, 1997, and were approximately equal to those expenses for the same quarter in the prior year. Operating expenses were $628,000 for the nine month period ended September 30, 1997 compared to $561,000 for the same period the prior year.

Interest expense consists of mortgage interest on the buildings and the bonded indebtedness incurred in connection with the development improvements and community services. Interest expense was approximately $1.9 million for the years ended September 30, 1995 and 1996, decreasing slightly due to normal debt maturation. Likewise, interest expense for the quarters ending December 31, 1995 and 1996 was relatively unchanged at $472,000 and $449,000, respectively.

Interest expense was approximately the same for the quarter ended September 30, 1997 compared to the same quarter in the prior year. Year to date interest expense was also relatively unchanged at $1.3 million compared to $1.4 million for the nine months ended September 30, 1997 and 1996, respectively. The reduction is due to normal debt maturation, as well as reduced debt in 1997 due to land sales in the six months ended December 31, 1996, offset by interest expense related to the bond issuance in March 1997. See "Management's Discussion and Analysis-Liquidity and Capital Resources."

FUTURE OPERATING RESULTS

Future operating results are dependent upon the Company's ability to dispose of its real estate assets. Risks that affect real estate sales include, but are not limited to, the relative illiquidity of real estate investments, the ability to obtain entitlements from governmental agencies, changing tax assessments, compliance with environmental requirements, and general risks such as changes in interest rates and changes in local market conditions which affect real estate values. The future operating results may also be affected by the Company's relationship with Triad. These risks include, but are not limited to, the indemnification agreement between the Company and Triad, potential conflicts of interest within the management and representation of the Company and Triad, and reliance upon Triad lease payments for the Company's financial performance.

On September 9, 1997, the Company entered into an Agreement of Merger with TPL Acquisition, LLC and Richard C. Blum Associates, LP, a California limited partnership ("RCBA"), subject to approval of the Members, in which TPL Acquisition, LLC will acquire all outstanding shares of the Company from the Members for $1.32 per share. Following such acquisition, TPL Acquisition, LLC, which is affiliated with RCBA, will merge into Triad Park, LLC and will become liable for all obligations of Triad Park, LLC. A copy of the Agreement of Merger was included as Exhibit 2.1 to the Company's Form 8-K (Amendment No. 1) filed with the Securities and Exchange Commission on September 15, 1997.

LIQUIDITY AND CAPITAL RESOURCES

The Company's ability to continue funding its current business will depend upon the timing and volume of land sales, without taking the merger of the Company and TPL Acquisition into account. Receipts from rental of its buildings under the existing lease agreements are expected to be sufficient to fund mortgage obligations for the foreseeable future. Currently, there is a lease agreement for the Company's buildings in effect through February 2002 with an option to renew for an additional term of five years. All expenses related to the buildings are paid by the tenant as required by the "triple net lease". The Company's ability to repay the remaining assessment district debt and operating expenses are dependent in part on making future land sales. To the extent additional working capital is required, management expects that it will have sufficient borrowing capacity to finance any needs which may arise in the ordinary course of business.

On March 24, 1997, the City of Livermore completed the sale of Mello-Roos bonds which raised a total of $9,070,000 in new funds, of which approximately $6,944,000 encumbers property owned by the Company. The proceeds were designated to refinance $2,255,000 of prior bonded indebtedness, to fund the reimbursement to the Company of approximately $2,045,000 of previously completed improvements, to provide funds of approximately $3,700,000 to complete improvements required by various agreements with the City of Livermore and others, to pay financing expenses of $610,000 and to create a reserve fund of approximately $673,000. Of the indebtedness, approximately $5,218,000 is an additional encumbrance to the property owned by the Company and $1,726,000 refinances existing debt. In the quarter ended June 30, 1997, the Company received approximately $1,485,000 from the City of Livermore as reimbursement for previously completed projects totaling $2,085,000, net of a surety deposit of $600,000.













In addition, the Company is obligated to undertake an estimated additional $7,000,000 in improvements to its land in connection with its approved development plan. The City of Livermore is expected to issue bonds to reimburse the Company for such improvements. Improvements are funded as projects are completed. The current estimates for the required improvements indicate that bonded funding limits are expected to be adequate to cover the remaining items of improvement. However, the actual costs of the improvements may be greater than estimated and may exceed the bond funding limit. Any shortfall in the bond funding will be borne by the Company or by purchasers of lots, which may have an adverse effect on the value of the land.

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)

                                 BALANCE SHEETS

                                 (in thousands)

                                    _______



                                                          September 30,
                                                      ----------------------    December 31,
               ASSETS                                   1995          1996          1996
                                                      --------      --------    ------------
Land                                                  $ 25,250      $ 22,850      $ 27,876
Property, plant and equipment                           18,703        18,171        12,362
Assessments receivable                                   1,859         2,073         2,091
                                                      --------      --------      --------

Total assets                                          $ 45,812      $ 43,094      $ 42,329
                                                      ========      ========      ========

       LIABILITIES AND MEMBERS' EQUITY

Debt                                                  $ 21,715      $ 19,464      $ 18,840
                                                      --------      --------      --------
Total liabilities                                       21,715        19,464        18,840
                                                      --------      --------      --------
Commitments  and contingencies (Note 9).

Members' equity                                         24,097        23,630        23,489
                                                      --------      --------      --------

Liabilities and member's equity                       $ 45,812      $ 43,094      $ 42,329
                                                      ========      ========      ========





   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)

                            STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)

                                    ________



                                                                 Year Ended          Three Months Ended
                                                                September 30,           December 31,
                                                             -------------------     -------------------
                                                              1995        1996        1995        1996
                                                             -------     -------     -------     -------
                                                                                   (unaudited)
Revenues:
   Rental income                                             $ 2,506     $ 2,506     $   627     $   627
   Land sales                                                      -       3,795           -         640
                                                             -------     -------     -------     -------
        Total revenues                                         2,506       6,301         627       1,267

   Depreciation of rental property                               558         547         136         137
   Cost of land sold                                               -       2,231           -         452
                                                             -------     -------     -------     -------
        Gross margin                                           1,948       3,523         491         678
                                                             -------     -------     -------     -------

Costs and expenses:
   Sales expenses                                                  -         369           -          64

   General and administrative                                    623         723         162         174
                                                             -------     -------     -------     -------
        Total costs and expenses                                 623       1,092         162         238
                                                             -------     -------     -------     -------
          Operating income                                     1,325       2,431         329         440

Interest expense                                               1,929       1,857         472         449
                                                             -------     -------     -------     -------
          Income (loss) before provision for
              (benefit from) income taxes                       (604)        574        (143)         (9)

Provision for (benefit from) income taxes                        (56)         53         (13)         (1)
                                                             -------     -------     ------      -------
               Net income (loss)                             $  (548)    $   521     $  (130)    $    (8)
                                                             =======     =======     =======     =======
Net income (loss) per share                                  $ (0.03)    $  0.03     $ (0.01)    $     -
                                                             =======     =======     =======     =======
Shares used in per share calculation                          19,708      19,708      19,708      19,708
                                                             =======     =======     =======     =======





   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)

                         STATEMENTS OF MEMBERS' EQUITY

                for the years ended September 30, 1995 and 1996
                  and the three months ended December 31, 1996

                                 (in thousands)

                                    _______



                                                                                     Undistributed       Total
                                                                      Unallocated       Earnings        Members'
                                                                        Capital         (Losses)         Equity
                                                                        --------        --------        --------
Balance, October 1, 1994                                                $ 27,741        $ (4,674)       $ 23,067
   Contributions                                                           1,578                           1,578
   Net loss                                                                    -            (548)           (548)
                                                                        --------        --------        --------

Balance, September 30, 1995                                               29,319          (5,222)         24,097
   Distributions                                                            (988)                           (988)
   Net income                                                                                521             521
                                                                        --------        --------        --------

Balance, September 30, 1996                                               28,331          (4,701)         23,630
   Distributions                                                            (133)                           (133)
   Net loss                                                                 -                 (8)             (8)
                                                                        --------        --------        --------

Balance, December 31, 1996                                              $ 28,198        $ (4,709)       $ 23,489
                                                                        ========        ========        ========





   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)

                            STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                   _______


                                                                       Year Ended          Three Months Ended
                                                                      September 30,           December 31,
                                                                   -------------------     -------------------
                                                                    1995        1996        1995        1996
                                                                   -------     -------     -------     -------
                                                                                         (unaudited)
Cash flows from operating activities:
   Net income (loss)                                               $  (548)    $   521     $  (130)    $    (8)
   Gain from sale of land                                                -      (1,194)          -        (124)
   Depreciation                                                        558         547         136         137
   Amortization                                                         20          20           5           6
                                                                   -------     -------     -------     -------
          Net cash provided by (used in) operating
              activities                                                30        (106)         11         (11)
                                                                   -------     -------     -------     -------

Cash flows from investing activities:
   Land sales                                                            -       3,523           -         576
   Investment in property, plant and equipment                         (36)        (15)         (3)          -
   Acquisition of land                                                   -        (972)          -           -
   Land improvements                                                  (187)       (146)        (38)        (30)
   Assessment district improvements                                   (292)       (214)        (80)        (18)
                                                                   -------     -------     -------     -------
          Net cash provided by (used in) investing
              activities                                              (515)      2,176        (121)        528
                                                                   -------     -------     -------     -------

Cash flows from financing activities:
   Repayment of debt                                                (1,093)     (1,082)       (443)       (406)
   Members contribution (distribution)                               1,578        (988)        553        (133)
                                                                   -------     -------     -------     -------
          Net cash provided by (used in) financing
              activities                                               485      (2,070)        110        (539)
                                                                   -------     -------     -------     -------
Net increase (decrease) in cash                                          -           -           -           -
Cash, beginning of period                                                -           -           -           -
                                                                   -------     -------     -------     -------
Cash, end of period                                                $     -     $     -     $     -     $     -
                                                                   =======     =======     =======     =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
     Interest                                                      $ 1,929     $ 1,857     $   472     $   449
                                                                   =======     =======     =======     =======
     Income taxes                                                  $     -     $    53     $     -     $     5
                                                                   =======     =======     =======     =======

NONCASH INVESTING AND FINANCIAL ACTIVITY:
   Land reclassified from property, plant and equipment
      to land for resale                                                                               $ 5,672
                                                                                                       =======
   Assessment district improvements and related debt
      transferred upon sale                                                    $ 1,348                 $   224
                                                                               =======                 =======




   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                         NOTES TO FINANCIAL STATEMENTS
                                    _______

1.   Description of Business and Basis of Presentation:

     Triad Park, LLC (the Company) is a Delaware limited liability company organized to effect the spin-off of certain real estate assets and related liabilities of Cooperative Computing, Inc., a Delaware Corporation, formerly known as Triad Systems Corporation (Triad). On October 17, 1996 Triad signed a definitive merger agreement with Cooperative Computing, Inc. (CCI), a Texas corporation, and its affiliate, CCI Acquisition Corp.
     (CAC), a Delaware corporation, under which CCI, through CAC, would acquire Triad. Pursuant to the terms of the merger agreement, CCI, through CAC, commenced a cash tender offer for all outstanding shares of Triad at a price of $9.25 per share on October 23, 1996. As a condition precedent to completion of the merger, Triad arranged for the spin-off of certain real estate assets and related liabilities (the Predecessor Business) to Triad stockholders.

     On February 27, 1997, immediately prior to completion of the tender offer, Triad contributed such assets and related liabilities to the Company. Under the terms of the Real Estate Distribution Agreement (the Agreement), all indebtedness of Triad or any of its subsidiaries secured, in whole or in part, by any of the contributed assets have been assumed by the Company. Stockholders of Triad received one Triad Park LLC membership interest for each share of Triad common stock held as of February 26, 1997, the Distribution Record Date.

     The Company's operations include the ownership and management of the spun-off real estate assets, all of which are located in Livermore, California, for their orderly liquidation and distribution of related net proceeds to the holders of membership interests ("Members"). The Company's shares are owned 99% by the former shareholders of Triad and 1% by Management Corp ("the Manager"). The Manager is responsible for management and control of the business of the Company, subject to certain required approvals of the Advisory Board. The Members may elect or vote to remove members of the Advisory Board.

     The Company will be dissolved upon the earlier of a majority vote to dissolve the Company or upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution of the proceeds to the members. The financial statements presented herein include the financial position, results of operations and cash flows of the Predecessor Business as if the Company had existed as a corporation separate from Triad for all periods presented on a historical basis and may not be indicative of actual results of operations and financial position of the Company as an independent stand-alone entity.
     The statements of operations reflect certain expense items incurred by Triad which are allocated to the Company on a basis which management believes represents a reasonable allocation of such costs. These allocations consist primarily of corporate expenses such as management and accounting services. Expenses related to the normal recurring management activities of the Company have been allocated based on an estimate of Triad personnel time dedicated to the operations and management of the Company.





                                   Continued

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                    _______


2.   Summary of Significant Accounting Policies:

     USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

     LAND:

     Land held for resale includes developed lots, land underdeveloped and raw land. Land held for resale is carried at the lower of cost or market. The cost of development of building lots includes the land, the related costs of development (planning, survey, engineering and other) and interest costs during development, all of which are capitalized. The carrying costs of property held for resale, interest expense, property taxes and other are expensed. Common costs are allocated based on square footage and relative market value.

     PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the lease term, whichever is less. As property, plant and equipment are disposed of, the asset related cost and related accumulated depreciation or amortization are removed from the accounts, and the resulting gains or losses are reflected in operations.

     DEBT ISSUANCE COSTS:

     The unamortized costs associated with the issuance of debt are recorded with the associated liability. Amortization is computed according to the interest method for debt issuance costs and is included in interest expense. Upon retirement of remaining principal balances, the associated unamortized costs are reflected in operations.





                                   Continued

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                    _______


2.   Summary of Significant Accounting Policies, continued:

     REVENUE RECOGNITION:

     Profits on sale of developed lots, developed land and raw land are recognized in accordance with standards established for the real estate industry which generally provide for deferral of all or part of the profit on a sale if the buyer does not meet certain down payment requirements or certain other tests of the buyer's financial commitment to the purchase, or the Company is required to perform significant obligations subsequent to the sale.

     Cost of sales include an allocated pro rata portion of acquisition and development costs along with sales commissions, closing costs and other costs specifically related to the sale.

     INCOME TAXES:

     The Company does not provide for income taxes as all income and losses are allocated to the members for inclusion in their respective tax returns except for the state of California for which the Company has elected to be treated as a taxable entity. The tax basis of the Company's net assets is estimated at December 31, 1996 to be approximately $14 million which is determined based on appraised value under a bulk sale assumption. As a result, gains on future sales as reported for tax purposes may be substantially higher than those reported for financial statement purposes.

     UNAUDITED INTERIM PERIOD ENDED DECEMBER 31, 1995:

     The unaudited financial statements for the three months ended December 31, 1995 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations in accordance with generally accepted accounting principles. Results for interim periods are not necessarily indicative of results for the entire year.

     FISCAL YEAR:

     As a limited liability corporation, the Company is treated as a partnership for federal income tax purposes and is therefore required to use a calendar based fiscal year end whereas Triad had a fiscal year based on the twelve months ending on September 30 of each year. Accordingly, the accompanying financial statements include audited financial statements for the three-month transition period ending December 31, 1996. Unaudited financial statements are presented for the three-month period ended December 31, 1995 for comparative purposes only.

     NET INCOME (LOSS) PER SHARE:

     The number of shares used to compute earnings per share assumes that shares issued in connection with the spin-off were outstanding for all periods presented.


                                   Continued

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                    _______


3.   Related Party Agreement:

     The Company's developed commercial property, consisting of three buildings and improvements on approximately 15 acres, is occupied by Triad under a lease agreement that provides for annual rent of $2,505,720 payable monthly in advance through February 1999 and prevailing market rate thereafter, providing that annual rental shall not fall below rate in effect at the date of renegotiation nor exceed 120% of such rental rate. Payments under the lease are on a "net lease" basis, free of any impositions and with out abatement, deduction or set-off. The tenant is required to pay all impositions (e.g. taxes, assessments, water and sewer charges, excises, levies, etc.) in addition to the annual rent.

     Certain officers of the Company are also officers or employees of Triad. The stock of Management Corp. is owned by three of Triad's current or former directors. In February 1997, in connection with the Company's capitalization, a promissory note of $142,000 was received from Management Corp. for purchase of 1% of the membership interests.

4.   Property, Plant and Equipment:

     Property, plant and equipment consist of the following (in thousands):


                                                                    September 30,
                                                                ----------------------     December 31,
                                                                  1995          1996          1996
                                                                --------      --------     ------------
     Building and leasehold improvements                        $ 16,302      $ 16,317       $ 16,317
     Less accumulated depreciation                                (4,248)       (4,795)        (4,932)
                                                                --------      --------       --------
                                                                  12,054        11,522         11,385
     Land                                                          6,649         6,649            977
                                                                --------      --------       --------
                   Total property, plant and equipment          $ 18,703      $ 18,171       $ 12,362
                                                                ========      ========       ========




     The above facilities and land are all subject to a lease agreement with Triad for use as their headquarters (see Note 3).

     During December 1996, certain land previously intended for use by Triad in their operations was reclassified as land for resale in connection with the merger and spin-off (see Note 5).





                                   Continued

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                    _______


5.   Land:

     Land consists of property in Livermore, California, classified by planned use as follows (dollars in thousands):

                                   September 30, 1996       December 31, 1996
                                  --------------------     --------------------
     Use Classification           Acreage       Cost       Acreage Cost
     ------------------           -------     --------     -------     --------
       Residential                  28.1      $  4,015       28.1      $  4,029
       Retail/commercial            40.0         5,430       35.9         4,797
       Retail/industrial/office     68.2        12,285      114.3        17,925
       Open space/agricultural     112.0            --      112.0            --
       Transportation               12.3         1,120       12.3         1,125
                                   -----      --------      -----       -------
                                   260.6      $ 22,850      302.6       $27,876
                                   =====      ========      =====       =======

     During the three months ended December 31, 1996, approximately 34 acres of land previously held for future use by Triad was reclassified to land. As a result, costs of approximately $5.7 million which include debt financed amounts of approximately $2.2 million were reclassified from property, plant and equipment to land.

 6.  Debt:

     Long-term debt consists of the following (in thousands):

                                                                 September 30,
                                                            ------------------------      December 31,
                                                              1995            1996            1996
                                                            --------        --------      ------------
     Mortgage loan payable, bearing interest at 9.9%,
        and maturing through 2003                           $ 10,946        $ 10,004        $  9,749
     Assessment district improvement bonds, bearing
        interest rates ranging from 4.75% to 7.25%, and
        maturing through 2014                                 10,932           9,606           9,228
     Unamortized debt issuance costs                            (163)           (146)           (137)
                                                            --------        --------        --------
                   Total debt                               $ 21,715        $ 19,464        $ 18,840
                                                            ========        ========        ========




     The interest rate on the mortgage financing for the Livermore headquarters facility may be adjusted at the option of the lender in 1998 and could impact the interest rate from 1999 to its maturity in 2003. Borrowings are collateralized by the land and buildings and are payable in monthly installments.

     A portion of the Company's land for resale and the parcel retained for its facilities are part of assessment districts and are subject to bonded indebtedness incurred in connection with the development of improvements and community services. Semiannual principal and interest payments on the bonds are required as long as the parcels are owned by the Company. As the Company sells land, the corresponding obligation will be assumed by the new owners.

     On March 24, 1997, the City of Livermore entered into a Bond Indenture and issued an additional $9,070,000 in new funds from the sale of community facility bonds. The Company currently owns 76.56% of the property related to this Issuance. The Company's portion of the bond issuance is designated for approximately $5,218,000 of additional debt and $1,726,000 for refinancing of existing debt. The Company has recorded the net additional debt as a liability. Approximately $1,878,000 of this debt obligation is attributable to the Company's portion of previously completed improvements which have been included in the costs of property plant and equipment and land as appropriate. Approximately $3,340,000, representing funds set aside by the City of Livermore for reimbursement to the Company for future improvements, are recorded as property development commitments.



                                   Continued

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                    _______


7.   Members Equity:

     Members have the right to vote on certain matters of the Company including the election and removal of Advisory Board members, merger with or into another business entity and dissolution of the Company.

     All the issued and outstanding membership interests are fully paid and nonassessable. Holders of membership interests do not have preemptive or conversion rights, nor rights to redemption or sinking fund provisions by the Company. In the event of any liquidation, dissolution or winding up of the Company, the holders of the membership interests are entitled to share ratably in proportion to their ownership as of the date of distribution in any assets remaining after payment of all debts and liabilities.





                                   Continued

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                    _______


8.   Significant Customers:

     The Company had land sales to four customers during the year ended September 30, 1996 and one customer during the three months ended December 31, 1996.

There were no land sales in 1995.

 9.  Contingencies:

     Under the terms of the Distribution Agreement (see Note 1), all costs and expenses solely attributed to the transactions related to the spin-off and related dividend to Triad shareholders will be paid by the Company when such amounts are due. The Company will indemnify and hold Triad and its subsidiaries harmless from and against loss, cost, damage or expense arising out of or related to any failure of the Company to discharge the obligations specified in the Agreement. The Company will indemnify and hold Triad and its subsidiaries harmless from and against any taxes attributed to, arising out of or relating to the Company, its formation, the transfer of contributed assets, the assumption or refinancing of liabilities with respect to the contributed assets, the sale, exchange, distribution, dividend or other disposition of interests of the Company by Triad or its subsidiaries.

     To support its ability to fund the indemnity commitment to Triad, the Company has agreed to maintain net assets with a minimum market value of $2,350,000 based upon the most recent appraised value of the Company's then existing real property assets until 60 days after the expiration of all statutes of limitation related to the collection of taxes related to the transactions contemplated by the Agreement (estimated to be approximately four years). Triad may cause the real property to be appraised at any time and the Company must pay one half of the expense if the most current calculation of net worth is less than $4,000,000. Compliance with these requirements may limit the Company's ability to make distributions to members.





                                   Continued

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
                    NOTES TO FINANCIAL STATEMENTS, Continued
                                    _______


     The Company is obligated to undertake an estimated additional $7,000,000 in improvements to its land held for resale in connection with its approved development plan. The City of Livermore has indicated that it is willing to reimburse the Company for such improvements by means of a bond financing. Historically, the City of Livermore has been able to successfully sell its bond offerings and the current estimates for required improvements indicate that bonded funding limits will be adequate to cover the remaining items of improvement. However, the actual costs of the improvements may be greater than estimated and may exceed the bond funding limit. Alternatively, if the City of Livermore is unsuccessful in completing a bond offering, it is possible the Company would not receive any reimbursement for such improvements. Any shortfall in the bond funding will be borne by the Company or by purchasers of lots, which may have an adverse effect on the value of the land.

10.  Subsequent Event (unaudited):

     On September 9, 1997, the Company entered into an Agreement of Merger with TPL Acquisition, LLC and Richard C. Blum Associates, LP, a California limited partnership ("RCBA"), subject to approval of the Members, in which TPL Acquisition, LLC will acquire all outstanding shares of the Company from the Members for $1.32 per share. Following such acquisition, TPL Acquisition, LLC, which is affiliated with RCBA, will merge into Triad Park, LLC and will become liable for all obligations of Triad Park, LLC.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Members of
Triad Park, LLC:

We have audited the accompanying balance sheet of the Predecessor Business (See
Note 1) of Triad Park, LLC (a Delaware limited liability company) as of September 30, 1995 and 1996 and December 31, 1996, and the related statements of operations, changes in members' equity and cash flows for the years ended September 30, 1995 and 1996 and for the three months ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor Business of Triad Park, LLC (a Delaware limited liability company) as of September 30, 1995 and 1996 and December 31, 1996 and the results of its operations and cash flows for the years ended September 30, 1995 and 1996 and the three months ended December 31, 1996, in conformity with generally accepted accounting principles.



/s/ Coopers & Lybrand LLP



San Jose, California
March 14, 1997, except
for the matters discussed
in Note 6 for which
the date is
March 24, 1997

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)

                      INTRODUCTION TO UNAUDITED PRO FORMA
                       CONDENSED STATEMENTS OF OPERATIONS

                                    _______



The following unaudited pro forma condensed statements of operations give effect to the spin-off of Triad Park, LLC by Triad Systems Corporation as if it had occurred at the beginning of each period presented. The pro forma information is based on the estimates and assumptions set forth below and in the note to such statements.

This pro forma information has been prepared utilizing the historical financial statements of the Predecessor Business of Triad Park, LLC. This information should be read in conjunction with the historical financial statements and notes thereto. The pro forma financial data have been included as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained if the spin-off had been effected on the dates indicated or of those results which may be obtained in the future.

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                    _______



                                                                                       Three Months Ended
                                           Year Ended September 30, 1996                December 31, 1996
                                        -----------------------------------   -----------------------------------
                                        Historical  Adjustments   Pro Forma   Historical   Adjustments  Pro Forma
                                        ----------  -----------   ---------   ----------   -----------  ---------
Revenues:
   Rental income                         $  2,506                 $  2,506      $   627                 $    627
   Land sales                               3,795                    3,795          640                      640
                                         --------    --------     --------      -------      -------    --------
        Total revenues                      6,301                    6,301        1,267                    1,267

Depreciation of rental property               547                      547          137                      137
Cost of land sold                           2,231                    2,231          452                      452
                                         --------    --------     --------      -------      -------    --------
        Gross margin                        3,523                    3,523          678                      678
                                         --------    --------     --------      -------      -------    --------

Costs and expenses:
   Marketing                                  369                      369           64                       64
   General and administrative                 723                      723          174                      174
                                         --------    --------     --------      -------      -------    --------
        Total costs and expenses            1,092                    1,092          238                      238
                                         --------    --------     --------      -------      -------    --------
          Operating income                  2,431                    2,431          440                      440

Interest expense (a)                       (1,857)   $ (2,594)      (4,451)        (449)     $  (635)     (1,084)
                                         --------    --------     --------      -------      -------    --------
          Income (loss) before
              provision for (benefit
              from) income taxes              574      (2,594)      (2,020)          (9)        (635)       (644)

Provision for (benefit from) income taxes      53        (241)        (188)          (1)         (59)        (60)
                                         --------    --------     --------      -------      -------    --------

               Net income (loss)         $    521    $ (2,353)    $ (1,832)     $    (8)     $  (576)   $   (584)
                                         ========    ========     ========      =======      =======    ========
Pro forma net income (loss) per share                             $  (0.09)                             $  (0.03)
                                                                  ========                              ========

Pro forma shares used in per share
   calculation (b)                                                  19,708                                19,708
                                                                  ========                              ========





                             See accompanying note.

                                TRIAD PARK, LLC
                     (a Delaware limited liability company)

         UNAUDITED NOTE TO PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                                    _______



1    Pro Forma Statements of Operations:

     Prior to February 26, 1997, Triad Park, LLC ("the Company") was a wholly-owned subsidiary of Triad Systems Corporation (Triad).
     During February 1997 Triad transferred certain real estate assets and related liabilities to the Company as a condition precedent to Triad's merger with Cooperative Computing, Inc.

     Effective February 26, 1996, Triad spun-off the Company as a dividend to the shareholders. All membership interests in the Company will be distributed to Triad shareholders on a pro rata basis on the Distribution Date, as defined in the Real Estate Distribution Agreement. The accompanying pro forma condensed statements of operations give effect to the spin-off as if it had occurred at the beginning of the period presented. The pro forma information is based on the estimates and assumptions set forth below.

     This pro forma information has been prepared utilizing the historical financial statements of the Predecessor Business of the Company. This information should be read in conjunction with the historical financial statements and notes thereto and is included as required by the rules and regulations of the Securities and Exchange Commission and is provided for comparative purpose only. The pro forma financial data do not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the date indicated or of those results which may be obtained in the future.

     Pro forma adjustments consist of the following:

         (a) To record interest expense which would have been incurred by the Company for working capital needs funded by intercompany contributions at an estimated annual rate of 9%.

         (b) The number of shares used to compute pro forma earnings per share assumes that shares issuable in connection with the spinoff were outstanding as of the beginning of the first period presented.

TRIAD PARK, LLC
CONDENSED BALANCE SHEETS
(Amounts shown in thousands except share data)


                                                               DECEMBER 31,          SEPT 30,
                                                                  1996                 1997
                                                               ------------          -------
                                                                                   (Unaudited)
ASSETS
Cash                                                             $    --             $ 1,111
Land                                                              27,876              29,620
Property, plant and equipment                                     12,362              12,202
Assessments receivable                                             2,091               1,164
Property development commitments                                      --               3,340
Prepaid expenses and other assets                                     --                 396
                                                                 -------             -------
Total assets                                                     $42,329             $47,833
                                                                 =======             =======



LIABILITIES
Debt                                                             $18,840             $23,130
Other liabilities                                                     --                 733
                                                                 -------             -------
Total liabilities                                                 18,840              23,863

Commitments and contingencies

MEMBERS' EQUITY
Members' shares; no par value;                                        --                  --
    19,708,123 shares outstanding at September 30, 1997

Members' equity                                                   23,489              23,970
                                                                 -------             -------

Total liabilities and members' equity                            $42,329             $47,833
                                                                 =======             =======



The accompanying notes are an integral part of these financial statements.

TRIAD PARK, LLC
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts shown in thousands except per share data)


                                                    THREE MONTHS ENDED              NINE MONTHS ENDED
                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                                      1996       1997               1996         1997
                                                    --------   --------           --------     --------
REVENUES:
Rental income                                       $    626   $    626           $  1,879     $  1,880
Land sales                                             3,795          -              3,795            -
                                                    --------   --------           --------     --------
Total revenues                                         4,421        626              5,674        1,880

Depreciation of rental property                          139        137                411          420
Cost of land sold                                      2,231          -              2,231            -
                                                    --------   --------           --------     --------
Gross Margin                                           2,051        489              3,032        1,460
                                                    --------   --------           --------     --------

COSTS AND EXPENSES:
Sales expenses                                           369          -                369            -
General and administrative                               237        235                561          628
                                                    --------   --------           --------     --------
Total costs and expenses                                 606        235                930          628
                                                    --------   --------           --------     --------

Operating income                                       1,445        254              2,102          832

Interest expense                                         449        450              1,385        1,278
                                                    --------   --------           --------     --------

Income (loss) before provision for                       996       (196)               717         (446)
    (benefit from) income taxes

Provision for (benefit from) income taxes                 91        (18)                66          (36)
                                                    --------   --------           --------     --------
NET INCOME (LOSS)                                   $    905   $   (178)          $    651     $   (410)
                                                    ========   ========           ========     ========

NET INCOME (LOSS) PER SHARE                         $   0.05   $  (0.01)          $   0.03     $  (0.02)
                                                    ========   ========           ========     ========

SHARES USED IN PER SHARE CALCULATION (A)              19,708     19,708             19,708       19,708
                                                    ========   ========           ========     ========


(a) The number of shares used to compute earnings per share assumes that shares issued in connection with the spin-off were outstanding for all periods presented.

The accompanying notes are an integral part of these financial statements.

TRIAD PARK, LLC
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts shown in thousands)


                                                                                    NINE MONTH PERIODS
                                                                                    ENDED SEPTEMBER 30,
                                                                                      1996       1997
                                                                                    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                   $   651    $  (410)
Gain from sale of land                                                               (1,195)         -
Depreciation and amortization                                                           425        465
Provision for doubtful accounts                                                           -         65
Changes in assets and liabilities:
    Increase in prepaid expenses and other assets                                         -       (425)
    Increase in other liabilities                                                         -        733
                                                                                    -------    -------
           Net cash provided by (used in) operating activities                         (119)       428
                                                                                    -------    -------

CASHFLOWS FROM INVESTING ACTIVITIES:
Land sales                                                                            3,523          -
Investment in property, plant and equipment                                             (12)      (113)
Acquisition of land                                                                    (972)         -
Land improvements                                                                      (108)       (14)
Assessment district improvements                                                       (130)      (623)
                                                                                    -------    -------
           Net cash provided by (used in) investing activities                        2,301       (750)
                                                                                    -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt                                                                      (638)      (943)
Reimbursement for property improvements                                                          1,485
Members' contribution (distribution) net of note receivable                          (1,544)       891
                                                                                    -------    -------
           Net cash provided by (used in) financing activities                       (2,182)     1,433
                                                                                    -------    -------

Net increase in cash                                                                      -      1,111
Cash, beginning of period                                                                 -          -
Cash, end of period                                                                 $     -    $ 1,111
                                                                                    =======    =======

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION:
Cash paid during the year for:
Interest                                                                            $ 1,385    $ 1,040
                                                                                    =======    =======
Income taxes                                                                        $    53    $     5
                                                                                    =======    =======

NONCASH INVESTING AND FINANCIAL
ACTIVITY:
Bond issuance resulting in increased assessment
district improvements and related debt                                              $     -    $ 5,218
                                                                                    =======    =======

Assessment district improvements and related debt
transferred upon sale                                                               $ 1,189    $     -
                                                                                    =======    =======


The accompanying notes are an integral part of these financial statements

                                 TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

1.      DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

        Triad Park, LLC (the Company) is a Delaware limited liability company organized to effect the spin-off of certain real estate assets and related liabilities of Cooperative Computing, Inc., a Delaware corporation, formerly known as Triad Systems Corporation (Triad). On October 17, 1996 Triad signed a definitive merger agreement with Cooperative Computing, Inc. (CCI), a Texas corporation, and its affiliate, CCI Acquisition Corp. (CAC), a Delaware corporation, under which CCI, through CAC, would acquire Triad. Pursuant to the terms of the merger agreement, CCI through CAC commenced a cash tender offer for all outstanding shares of Triad at a price of $9.25 per share on October 23, 1996. As a condition precedent to completion of the merger, Triad arranged for the spin-off of certain real estate assets and related liabilities (such assets and liabilities hereinafter referred to as the Predecessor Business) to Triad stockholders.

        On February 26, 1997, Triad contributed such assets and related liabilities to the Company. Under the terms of the Real Estate Distribution Agreement (the Agreement), all indebtedness of Triad or any of its subsidiaries secured, in whole or in part, by any of the contributed assets have been assumed by the Company. Stockholders of Triad were entitled to receive one share of Triad Park, LLC, membership interest for each share of Triad common stock held as of February 26, 1997, the Distribution Record Date. Such shareholders (Members) are entitled to share in the income, gains, losses, deductions, credit, or similar items of, and to receive distributions from, the Company, the right to vote on certain specified matters, and the right to information concerning the business and affairs of the Company.

        The Company's operations include the ownership and management of the spun-off real estate assets, all of which are located in Livermore, California, for their orderly liquidation and distribution of related net proceeds to the holders of membership interests. The manager of the Company, 3055 Management Corp., (the Manager), is responsible for management and control of the business of the Company, subject to certain required approvals of the Advisory Board. The members may elect or vote to remove members of the Advisory Board but otherwise will not directly or indirectly participate in the management or operation of the Company or have actual or apparent authority to act for or bind the Company.

        The Company will be dissolved upon the earlier of a majority vote to dissolve the Company or upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution of the proceeds to the members. On September 9, 1997, the Company entered into an Agreement of Merger with TPL Acquisition, LLC and Richard C. Blum & Associates, LP (RCBA), subject to approval of the Members. TPL Acquisition, LLC will acquire all outstanding shares of the Company from the Members for $1.32 per share. Following such acquisition, TPL Acquisition, LLC, which is affiliated with RCBA, will merge into Triad Park, LLC and will become liable for all obligations of Triad Park, LLC. A copy of the Agreement of Merger was included as Exhibit 2.1 to the Company's Form 8-K (Amendment No. 1) filed with the Securities and Exchange Commission on September 15, 1997.

        The financial statements for periods prior to the Distribution

Record Date which are presented herein include the financial position, results of operations and cash flows of the Predecessor Business as if the Company had existed as a corporation separate from Triad for all periods presented on a historical basis and may not be indicative of actual results of operations and financial position of the Company as an independent stand-alone entity. The statements of operations for those periods reflect certain expense items incurred by Triad which are allocated to the Company on a basis which management believes represents a reasonable allocation of such costs. These allocations consist primarily of corporate expenses such as management and accounting services. Expenses related to the normal recurring management activities of the Company have been allocated based on an estimate of Triad personnel time dedicated to the operations and management of the Company.

2. In the opinion of management, the unaudited interim financial statements as of September 30, 1997 and for the periods ended September 30, 1997 and 1996 include all adjustments, consisting only of those of a normal recurring nature, necessary for fair presentation. The results of operations for the three and nine month periods ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto presented elsewhere in this proxy statement. The balance sheet as of December 31, 1996 has been derived from the audited financial statements as of and for the three months ended December 31, 1996, but does not include all information and footnotes required by generally accepted accounting principles for complete financial statements.

3. Property, plant and equipment at December 31, 1996 and September 30, 1997 include accumulated depreciation of $4,932,000 and $5,353,000 respectively.

4. Land consists of property in Livermore, California, classified by planned use as follows (dollars in thousands):

                                     December 31,1996         September 30,1997
        Use Classification             Acreage/Cost              Acreage/Cost
        ------------------          -----------------         -----------------
        Residential                  28.1     $ 4,029          28.1     $ 4,284
        Retail/commercial            35.9       4,797          35.9       5,123
        Retail/industrial/office    114.3      17,925         114.3      18,976
        Open space/agricultural     112.0           -         112.0           -
        Transportation               12.3       1,125          12.3       1,237
                                    -----     -------         -----     -------
                                    302.6     $27,876         302.6     $29,620
                                    =====     =======         =====     =======

5. On March 24, 1997, the city of Livermore entered into a Bond Indenture and issued an additional $9,070,000 in funds from the sale of community facility bonds for new debt financing as well as for refinancing existing debt. The Company currently owns 76.56% of the property related to this issuance. The Company's portion of the bond issuance is for approximately $5,218,000 of additional debt and $1,726,000 for refinancing of existing debt. The Company has recorded the net additional debt as a liability and the improvements as assets. Of these assets, $3,340,000 are recorded as property development commitments and represent funds set aside by the City of Livermore for reimbursement to the Company for future improvements.

6. Recent Accounting Pronouncements. In February 1997, the Financial Accounting Standards board issued Statement of Financial Accounting Standards No. 128 (SFAS
128), "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS 128 supersedes Accounting Principles Board Opinion No. 15 and is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 requires restatement of all prior period earnings per share data presented after the effective date. SFAS 128 will not have a material impact on the Company's financial position, results of operations or cashflows.

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." This statement establishes requirements for disclosure of comprehensive income and becomes effective for the Company for fiscal years beginning after December 15, 1997, with reclassification of earlier financial statements for comparative purposes. Comprehensive income generally represents all changes in stockholders' equity except those resulting from investments or contributions by stockholders. The Company is evaluating alternative formats for presenting this information, but does not expect this pronouncement to materially impact the Company's results of operations.

        In June 1997, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement supersedes Statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise. The new standard becomes effective for fiscal years beginning after December 15, 1997, and requires that comparative information from earlier years be restated to conform to the requirements of this standard. The Company is evaluating the requirements of SFAS 131 and the effects, if any, on the Company's current reporting and disclosures.

                                TRIAD PARK, LLC
                                3055 TRIAD DRIVE
                          LIVERMORE, CALIFORNIA 94550


           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS JANUARY   , 1998

            THIS PROXY IS SOLICITED ON BEHALF OF THE ADVISORY BOARD


    The undersigned appoints Larry D. McReynolds and Stanley F. Marquis, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Triad
Park, LLC (the "Company") held by the undersigned on December   , 1997, at the
Special Meeting of Shareholders of the Company, to be held on January   , 1998
at 9:00 a.m. local time at the offices of the Company, 3055 Triad Drive, Livermore, California 94550, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.


    Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope -- no postage required. Please mail promptly to save further solicitation expenses.

1. Approval of Merger Agreement, dated              [ ] FOR THE MERGER           [ ] AGAINST THE MERGER          [ ] ABSTAIN
   September 9, 1997, by and between TPL
   Acquisition, LLC, Richard C. Blum &
   Associates, LP and Triad Park, LLC

             (continued, and to be dated and signed, on other side)

2. To adjourn the meeting to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt the Merger Agreement.
                      [ ] APPROVED            [ ] WITHHELD



3. To vote with discretionary authority upon such other matters as may come before the meeting. (Discretionary authority will be only exercised with respect to votes in favor or abstentions.)
                      [ ] APPROVED            [ ] WITHHELD


    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM 1 LISTED HEREIN, UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

                                             SIGNATURE(S)

                                             ___________________________________

                                             ___________________________________

                                             Dated: ______________________, 1997

                                             INSTRUCTION: When shares are held
                                             by joint tenants, all joint tenants
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee, custodian, or guardian,
                                             please give full title as such. If
                                             shares are held by a corporation,
                                             this proxy should be signed in full
                                             corporate name by its president or
                                             other authorized officer. If a
                                             partnership holds the shares
                                             subject to this proxy, an
                                             authorized person should sign in
                                             the name of such partnership.